Exhibit 3.1

THE COMPANIES LAW, 5759-1999

Amended and Restated

Articles

of

Holisto Ltd.

1.	Interpretation

1.1.	In these Articles each of the following terms specified below shall have the respective meaning appearing beside it, except if the context otherwise dictates.

“Affiliate”	means a person or entity, which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such person or entity, where “control” the holding of more than 50% of the equity or voting rights in an entity or the right to appoint a majority of its board of directors or other equivalent body or the power to direct or cause the direction of the management and policies of such entity, whether directly or indirectly through voting agreements or otherwise. The terms “controlled”, “controlling” and similar derivatives thereof shall have a correlative meaning.

“Annual Meeting”	means an annual general meeting pursuant to the Companies Law and these Articles.

“A.O.L”	means A.O.L. Israel Ltd., registration number 513875369.

“Articles”	means these amended and restated articles of the Company, as amended from time to time.

“Board”	means the board of directors of the Company.

“Business Day”	means any day on which banks are generally open for business in Tel Aviv, Israel mainland China, Hong Kong and the British Virgin Islands.

“Company”	means Holisto Ltd., registration number 515341535.

“Companies Law”	means the Israeli Companies Law, 5759-1999, as shall be in effect from time to time, and the Regulations.

“CII”	means Connecticut Innovations, Incorporated.

“Director”	means a member of the Board appointed in accordance with these Articles holding office at any given time.

“Eligible Shareholder”	means Fosun, CII (as long as it holds shares of the Company), JV (as long as it holds shares of the Company), and any Shareholder holding at least 3% of the Company’s issued share capital, on a fully diluted basis.

“Explore”	means Explore. Dream. Discover Ltd. registration number 511837643

“Fosun”	means Triumph Explorer Group Limited, and following the consummation of the Deferred Fosun Closing (as defined in the 2019 SPA), Ruipan Investment (BVI) Limited and their respective Permitted Transferees.

“Founder(s)”	means Eran Shust, bearer of Israeli I.D. No. 053079877; Shay Horovitz bearer of Israeli I.D. No. 033128299; and Avi Worzel bearer of Israeli I.D. No. 043194125.

“General Meeting”	means an Annual Meeting or Special Meeting of the Shareholders.

“in writing”	or any term of like import includes words printed, including facsimile, email, or other form of writing produced by electronic communication.

“IPO”	shall mean the initial public offering of the Company’s shares under the U.S. Securities Act of 1933, as amended, or under the Israeli Securities Law, 5728-1968 (the “Securities Law”), or under the securities laws of any other jurisdiction.

“JV”	means Journey Ventures Ltd.

“Liquidation Event”	means (i) any liquidation, dissolution or winding up of the Company, whether voluntary or not; (ii) a merger, acquisition, change in control, consolidation or other transaction or series of transactions in which the shareholders prior thereto will not retain a majority of the voting power in the surviving entity immediately thereafter; (iii) a sale, lease, exclusive license or other transfer of all or substantially all the Company’s assets.

“Majority”	means:

(1) With respect to voting at meetings of the shareholders - a simple majority determined in accordance with the voting rights attached to the shares; provided, however, that abstaining votes are not counted;

(2) With respect to voting at meetings of the Board or any committee thereof - a simple majority determined in accordance with the number of voting Directors; provided, however, that abstaining votes are not counted.

“Majority A Holders”	means the holders of a majority of the Preferred Shares and the Ordinary A Shares, including Fosun.

“Office”	means the registered office of the Company.

“Officer”	means an officer (“Noseh Misra”), as defined in the Companies Law.

“Original Issue Date”	means the date on which such Preferred Shares or Ordinary A Shares, as applicable, were issued by the Company

“Original Issue Price”	means: (i) with respect to any Ordinary A Share – NIS 53.09, as adjusted for any Recapitalization Event; (ii) with respect to any Preferred A Share – US$ 36.909, as adjusted for any Recapitalization Event; (iii) with respect to any Preferred A-1 Share – US$ 29.795, as adjusted for any Recapitalization Event; and (iv) with respect to any Preferred A-2 Share – US$ 27.129, as adjusted for any Recapitalization Event.

“Ordinary Shares”	means the Company’s ordinary shares, of NIS 0.01 nominal value each.

“Ordinary A Shares”	means the Company’s ordinary A shares, of NIS 0.01 nominal value each.

“Permitted Transfer”	means, either: (i) a Transfer by a Founder to a Founder’s Permitted Transferee; (ii) a Transfer by a Founder that is approved by a Majority of the holders of Preferred Shares, which includes the approval of Fosun; or (iii) a one-time right of a Founder, exercisable at any time, to dispose of up to US$ 400,000 worth of his shares in the Company, provided that in no event shall the number of shares sold exceed 10,838.

“Permitted Transferee”	means any of the following: with respect to an individual Shareholder, any Relatives (as such term is defined in the Companies Law) of such Shareholder, or any trust formed for the benefit of any of the foregoing or any company wholly owned by such Shareholder or his Permitted Transferees provided that both the transferor and the transferee shall undertake in writing towards the Company and its Shareholders to be bound by the undertakings and obligations of the transferor hereunder;

with respect to an incorporated entity (whether company or partnership): (i) in the case of a transferor who is a limited partnership - its limited partners and general partners, or the limited or general partners of such limited or general partners, or any affiliate of any of the above managed by the same management company or managing general partner or by an entity which controls, is controlled by, or is under common control with such management company or managing general partner, or any shareholder, partner or member of such affiliate; (ii) any legal entity which controls, is controlled by, or is under common control with the transferor or with any of the entities listed in (i) above so long as it controls, is controlled by or is under common control with the transferor or with any of the entities listed in (i) above at all times it holds shares in the Company; (iii) any legal entity the members/shareholders or other interest holders of which are any one or more of the following, including any combination of the following: shareholders of such legal entity, their Relatives (as such term is defined in the Companies Law) and/or controlled entities of shareholders of the transferor and/or their Relatives (as such term is defined in the Companies Law); or (iv) any successor of such entity by merger or consolidation, or any person to which, at the same time, substantially all the business and assets of such entity are being sold;

with respect to a trustee, a beneficiary and vice versa or an alternate trustee for the same beneficiaries; and

With respect to Explore (in addition to the aforesaid in this Article), Plus Angels Partnership Plus Ventures Ltd., and 2B Angles Ltd., any one of them and vice versa.

With respect to A.O.L (in addition to the aforesaid in this Article) workers and/or consultants of A.O.L, provided that: (i) the number of workers and/or consultants do not exceed in the aggregate five (5) persons; (ii) such persons were actively involved in the Company in the framework of the Nautilus Program; (iii) an irrevocable proxy to A.O.L is executed by such persons with respect to any shares so Transferred; and (iv) any Transfer of shares by such persons shall be subject to these Articles and anything in these Articles to the contrary notwithstanding, shall not be deemed as a Transfer to a Permitted Transferee.

With respect to JV – the following shareholders of JV: Fattal Hotels Ltd. and Spring Ventures Ltd.

“Preferred A Shares”	means the Company’s preferred A shares, of NIS 0.01 nominal value each.

“Preferred A-1 Shares”	means the Company’s preferred A-1 shares, of NIS 0.01 nominal value each.

“Preferred A-2 Shares”	means the Company’s preferred A-2 shares, of NIS 0.01 nominal value each.

“Preferred Shares”	means collectively, the Preferred A Shares, the Preferred A-1 Shares and the Preferred A-2 Shares.

“Recapitalization Event”	means any event of share combination or subdivision, share splits, stock dividends, bonus shares or any other reclassification, reorganization or recapitalization of the Company’s share capital and the like.

“Regulations”	means the regulations promulgated under the Companies Law, as shall be in effect from time to time.

“Securities”	means securities of any kind, including shares of any class, options, warrants, convertible debentures or any rights to subscribe for, purchase or otherwise acquire shares of any class in any manner.

“Share Certificate”	(“Te’udat Menaya”) as the term is used in the Companies Law.

“Shareholder”	means a person who is registered as a shareholder in the Shareholders’ Register.

“Shareholders’ Register”	means the registry in which the Shareholders of the Company are registered.

“Special Meeting”	means a General Meeting other than an Annual Meeting.

“Transfer”	means a sale, assignment, transfer, pledge, hypothecation, mortgage or disposition of Company Securities.

“2019 SPA”	means the share purchase agreement by and between the Company, Fosun and the investors thereto dated March 19, 2019.

1.2.	Capitalized terms contained in these Articles shall have the meanings ascribed to them herein; unless the context demands otherwise, capitalized terms not defined herein shall have the meaning assigned thereto in the Companies Law, as is in effect at the time these Articles came into effect; words and expressions importing the singular shall include the plural and vice versa; words and expressions importing the masculine gender shall include the feminine gender; and words and expressions importing persons shall include bodies corporate, partnerships, associations and all other legal entities.

1.3.	Sections 4, 5, 6, 7, 8 and 10 of the Interpretation Law, 5741-1981, shall apply, mutatis mutandis, to the interpretation of these Articles.

1.4.	The captions contained in these Articles are for convenience only and shall not be deemed a part hereof or affect the interpretation or construction of any provision hereof.

1.5.	For purposes of determining the availability of any right or the applicability of any limitation under these Articles, all shares in the Company held by a Shareholder and all persons included in the definition of such Shareholder’s Permitted Transferee(s) (as defined below) shall be aggregated for that purpose.

2.	The Name of the Company

The Name of the Company in Hebrew is הוליסטו בע"מand in English Holisto Ltd.

3.	Company’s Objectives and Purpose

3.1.	The Company may conduct any legal business.

3.2.	The Company may make contributions of reasonable sums and/or issue securities of the Company to worthy causes, even if such contributions are not made on the basis of business considerations.

4.	Liability of the Shareholders

4.1.	The liability of a Shareholder for the obligations of the Company will be limited to the payment of the consideration (including the premium) for which its shares were issued to it, but not less than the par value of such shares; except in the event that said shares have been issued to it lawfully for a consideration which is below the par value, in which event its liability will be limited to the payment of the consideration for which said shares were issued to it.

4.2.	The Company may not alter the liability of a Shareholder or obligate it to acquire additional shares, without its written consent.

5.	Amending the Articles

5.1.	Subject to Article 25 of these Articles and the Companies Law, the Company may amend these Articles by resolution of the Majority of the Shareholders voting at a General Meeting.

5.2.	Any amendment to these Articles will become effective on the date of the resolution adopting such amendment, unless the Companies Law or said resolution provides that such amendment will come into force at a later time.

5.3.	The Company may not amend a provision contained in these Articles requiring a special majority to amend or to change these Articles or any provision hereof, except by a resolution of the General Meeting adopted by that majority.

6.	Private Company

6.1.	The Company is a private company, and accordingly:

6.1.1.	The number of Shareholders at any time (exclusive of employees or former employees of the Company, while in such employment, and have continued after termination of such employment to be, Shareholders), shall not exceed fifty (50). Two or more persons who jointly hold one or more shares in the Company shall, for the purposes of this Article, be deemed a single Shareholder.

6.1.2.	Any invitation to the public to subscribe for any shares or debentures of the Company is hereby prohibited.

6.1.3.	The right to transfer shares in the Company shall be restricted as hereinafter provided.

7.	The Authorized Share Capital of the Company

7.1.	The authorized share capital of the Company shall be NIS 10,000, divided into: (i) 604,758 Ordinary Shares; (ii) 74,220 Ordinary A Shares; (iii) 242,000 Preferred A Shares; (iv) 14,000 Preferred A-1 Shares; and 65,000 Preferred A-2 Shares; and (v) 22 Deferred Shares, NIS 0.01 par value each (the “Deferred Shares”).

8.	Rights Attached to Shares

8.1.	The rights attached to the Ordinary Shares shall be equal and each Ordinary Share shall convey to its holder the right to receive notice of, and to participate and vote in, all General Meetings, to receive dividends and to participate in the distribution of the surplus assets and funds of the Company in the event of the liquidation, dissolution or winding up of the Company. The holder of an Ordinary Share shall have no other right except as may be expressly provided for herein; provided, however, that such holder will be entitled to any other mandatory right of a shareholder in a private company pursuant to the Companies Law.

8.1A.	The Deferred Shares shall confer upon their holders only the right to participate in distribution of surplus assets and funds upon liquidation of the Company up to their par value per share, after distribution of surplus assets and funds in full to all other classes of shares pursuant to the terms hereof. For avoidance of doubt, and notwithstanding anything herein to the contrary, the Deferred Shares shall not confer upon their holders any right of any kind or nature other than as set forth in this Article 8.1A, including without limitation neither the right to receive notices of Shareholders’ meetings, nor the right to attend nor vote at Shareholders’ meetings or otherwise, nor the right to participate in distribution of dividends.

8.2.	The Preferred Shares confer on the holders thereof all the rights and privileges attached to the Ordinary Shares. In addition, each Preferred Share shall entitle its holder to the rights, preferences and privileges as set forth in this Article 8 and elsewhere in these Articles (subject to the provisions of the Companies Law):

8.2.1.	Liquidation Preference. In the event of a Liquidation Event, subject to applicable law, all the assets and proceeds of the Company available for distribution among the holders of the Company’s shares (the “Distribution Proceeds”) shall be distributed to them in the following order and preference:

(a)	First, each Preferred Share shall entitle its holder, on a pari passu basis as between all Preferred Shares but in preference to the holders of Ordinary A Shares and the Ordinary Shares, to a per Preferred Share distribution in an amount equal to the higher of: (i) the applicable Original Issue Price therefore plus interest thereon at a rate per annum equal to twelve percent (12%) compounded annually, from the respective Original Issue Date of such share and until the date of the Liquidation Event plus all declared but unpaid dividends thereon, less any amount paid (or value of asset distributed) as dividends in respect of such share in preference over the Ordinary A Shares and Ordinary Shares pursuant to the provisions of Article 8.2.3 (the “Preferred A Preference”) and (ii) the amount that each holder of such Preferred Share would have received had it converted such Preferred Share into an Ordinary Share, in accordance with the mechanism of conversion described in these Articles, minus any amounts paid (or value of asset distributed) in preference in prior distributions in consideration of the Preferred A Preference, if any, and participated in the distribution of assets pro rata with all the holders of Ordinary Shares. In the event that the Distribution Proceeds available for distribution shall be insufficient to make such per share distributions, the holders of Preferred Shares shall share ratably in any distribution in connection with such Liquidation Event, in proportion to the full respective preferential amounts to which they are otherwise entitled to pursuant to this Article.

(b)	Second, after payment in full of all amounts payable and distributable pursuant to Article 8.2.1(a) in respect of the Preferred Shares, each Ordinary A Share shall entitle its holder, on a pari passu basis as between all Ordinary A Shares but in preference to the holders of Ordinary Shares, to a per Ordinary A Share distribution in an amount equal to the higher of: (i) the applicable Original Issue Price therefore, from the respective Original Issue Date of such share and until the date of the Liquidation Event plus all declared but unpaid dividends thereon, less any amount paid (or value of asset distributed) as dividends in respect of such share in preference over the Ordinary Shares pursuant to the provisions of Article 8.2.3 (the “Ordinary A Preference”) and (ii) the amount that each holder of Ordinary A Shares would have received had it converted its Ordinary A Shares into Ordinary Shares, in accordance with the mechanism of conversion described in these Articles, minus any amounts paid (or value of asset distributed) in preference in prior distributions in consideration of the Ordinary A Preference, if any, and participated in the distribution of assets pro rata with all the holders of Ordinary Shares. In the event that the Distribution Proceeds available for distribution after payment in full of the Preferred A Preference shall be insufficient to make such per share distributions, the holders of Ordinary A Shares shall share ratably in any distribution in connection with such Liquidation Event, in proportion to the full respective preferential amounts to which they are otherwise entitled to pursuant to this Article.

(c)	after payment in full of all amounts payable and distributable pursuant to Article 8.2.1(a) and Article 8.2.1(b) in respect of the Preferred Shares and Ordinary A Shares, any remaining proceeds or assets of the Company, if any, shall be distributed pro-rata to the holders of Ordinary Shares in proportion to their respective holdings in the Company’s issued share capital on an as-converted basis.

8.2.2.	The amount deemed paid or distributed to the shareholders of the Company upon any Liquidation Event shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Company or the acquiring person, firm or other entity. The value of such property, rights or securities shall be as follows: With respect to securities, (1) if traded on a securities exchange the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the closing; and (2) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing. With respect to securities with respect to which there is no active public market and other property and rights, the value shall be as determined in good faith by the Board, including the Fosun Director, in writing, with reasoning, and in the absence of such determination, based upon the assessment of an independent third party assessor, unrelated to the Company or any Shareholder, to be appointed by the Board with the approval of the Fosun Director.

8.2.3.	The entitlement of the holders of the Preferred Shares and the Ordinary A Shares to the Preferred A Preference and the Ordinary A Preference, as applicable, shall not be diminished in the event that any portion of the consideration in a Liquidation Event is subject to any earn-out or similar contingency features (the “Escrow Amounts”), and such Escrow Amounts shall not - until actually available for distribution - be deemed part of the distributable proceeds resulting from the foregoing.

8.2.4.	Dividend Preference. Subject to the provisions of the Companies Law, each holder of Preferred Shares shall be entitled to receive, on a pari passu basis as between all Preferred Shares but in preference to the holders of the Ordinary A Shares and the Ordinary Shares, a non-cumulative dividend, if and when declared by the Board, in an amount equal to 8% of the applicable Original Issue Price paid for such Preferred Share held thereby (with respect to each Preferred Share, the “Preferred Dividend Preference”).

The Company shall not declare or pay any dividends in respect of any shares or other securities unless the Company first pays, in respect of each Preferred Share, an amount equal to the Preferred Dividend Preference. If the amount declared or distributed shall be insufficient to pay such preferential dividends in respect of the Preferred Shares in full, the holders of Preferred Shares shall share ratably in any distribution or dividend payment in proportion to the full respective preferential dividend amounts to which they are otherwise entitled under this Article 8.2.3.

After the Preferred Dividend Preference has been paid in full, the holders of Preferred Shares shall participate with all other holders of any class of shares in the receipt of any additional dividends distributed, pro rata and pari passu in accordance with their respective shareholdings in the Company (treating the Preferred Shares on an as-converted basis for purpose thereof). For the avoidance of doubt, all dividends distributed as aforesaid shall be deemed on account of the amounts due upon a Liquidation Event, to the extent set forth in Article 8.2.1. It is further clarified that the preference amounts set forth under Articles 8.2.1 and 8.2.3 are alternative and not cumulative (i.e. in case the preference amounts under Article 8.2.1 are paid to the applicable Shareholders in full, such Shareholders shall not be entitled to receive any dividend preference amounts).

8.2.5.	Conversion

(a)	Right to Convert. Each Preferred Share and Ordinary A Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable Ordinary Shares as is determined by dividing the applicable Original Issue Price of such share by the Conversion Price of such share, in effect at the time of conversion. The initial Conversion Price of a Preferred Share or an Ordinary A Share shall be the applicable Original Issue Price thereof; provided, however, that each such Conversion Price shall be subject to adjustment as set forth in this Article 8.2.4 (the “Conversion Price”).

(b)	Automatic Conversion. The Preferred A Shares, Preferred A-1 Shares, Preferred A-2 Shares and Ordinary A Shares shall respectively automatically be converted into Ordinary Shares as provided in sub-Article (a) to this Article 8.2.4, upon the earlier of: (i) the date, or the occurrence of an event, specified by vote or written consent of the holders of more than fifty percent (50%) of the then issued and outstanding (w) Preferred A Shares including Fosun, (x) Preferred A-1 Shares, (y) Preferred A-2 Shares, or (z) Ordinary A Shares, as applicable; or (ii) immediately prior to the closing of an underwritten IPO on a recognized major international stock exchange reflecting a pre-money valuation of the Company of at least US$ 369.089 per share with gross proceeds to the Company of at least US$ 16,000,000) (“QIPO”), subject to the consummation of such QIPO.

(c)	Mechanism of Conversion

i.	Conversion pursuant to the election of the holder thereof, shall be made by the surrender of the applicable certificate or certificates for such Share(s), at the principal office of the Company, together with written notice of the election to convert all or any number of the shares represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the shares to be converted, and the person(s) entitled to receive the Ordinary Shares into which the shares are convertible shall be treated for all purposes as the record holder(s) of such Ordinary Shares as of such date.

ii.	If the conversion is in connection with an IPO, the conversion, unless otherwise designated by the holder, will be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Ordinary Shares, into which the shares are convertible, shall not be deemed to have converted such shares until immediately prior to the closing of such sale of securities.

iii.	If the conversion is an automatic conversion, then the conversion shall be deemed to have taken place automatically regardless of whether the certificates representing such shares have been tendered to the Company, but from and after such conversion any such certificates not tendered to the Company shall be deemed to evidence solely the Ordinary Shares received upon such conversion and the right to receive a certificate for such Ordinary Shares.

iv.	The Company shall, as soon as practicable after the conversion and tender of the certificates for the shares converted, issue and deliver to the holder(s) of such shares, a certificate or certificates for the number of Ordinary Shares into which such shares are then convertible.

v.	To the extent required, each conversion shall be made by converting or reclassifying the applicable Share into 1 fully paid and non-assessable Ordinary Share and the Company shall, at such time, issue to the holder thereof, for no additional charge (a portion of the premium paid for such Share being attributed as payment on account of the nominal value of such additional Ordinary Shares), such additional number of fully paid and non-assessable Ordinary Shares as is required so that the total number of Ordinary Shares so issued together with the one Ordinary Share into which the Share was converted or reclassified will equal such number of Ordinary Shares into which such Share is then convertible.

(d)	Adjustment of Conversion Price for Certain Splits, Dividends and Combinations

i.	Adjustments for Splits and Combinations.

If the Company shall subdivide its Ordinary Shares or in the event of any other Recapitalization Event in which bonus Ordinary Shares or the equivalent are issued, the applicable Conversion Price shall be proportionately decreased, so that the number of Ordinary Shares into which the Preferred Shares and Ordinary A Shares are convertible shall be increased in proportion to such increase in the aggregate number of Ordinary Shares. If the Company shall combine its Ordinary Shares, the applicable Conversion Price shall be proportionately increased, so that the number of Ordinary Shares into which the Preferred Shares and Ordinary A Shares are convertible shall be decreased in proportion to such decrease in the aggregate number of Ordinary Shares. Any adjustment under this subsection shall become effective as of the earlier of (i) the date such subdivision or combination becomes effective; or (ii) if the Company shall fix a record date for the purpose of so subdividing or combining, such record date.

ii.	Recapitalizations.

If at any time or from time to time the Ordinary Shares shall be changed into the same or a different number of shares of any other class or series of shares of the Company, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for elsewhere in this Article 8.2.4 or a merger or other reorganization referred to in Article 8.2.2), provision shall be made, concurrently with the effectiveness of such reorganization or reclassification, so that the holders of Preferred Shares and Ordinary A Shares shall thereafter be entitled to receive, upon conversion of their Preferred Shares and Ordinary A Shares (as applicable) and in lieu of the Ordinary Shares into which such Preferred Shares and/or Ordinary A Shares are convertible, such number of other class or series of shares of the Company, which a holder of such number of Ordinary Shares deliverable upon conversion immediately prior to such change would have been entitled to receive upon such change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article 8.2.4 with respect to the rights of the holders of the Preferred Shares and/or Ordinary A Shares after the recapitalization, to the end that the provisions of this Article 8.2.4 (including adjustment of the Conversion Price then in effect and the number of shares into which the Preferred Shares and/or Ordinary A Shares are convertible) shall be applicable after that event in a manner as nearly equivalent as may be practicable.

(e)	Adjustments of Conversion Price upon Certain Dilutive Issuances

In addition to the adjustments specified herein, the Conversion Price shall be subject to further adjustments from time to time as follows:

i.	In the event that at any time prior to the occurrence of a QIPO New Securities (as defined below) of the Company are issued at an effective price per share lower than the applicable Conversion Price of any Preferred Share and/or Ordinary A Share in effect immediately prior to such issuance (the “Dilutive Issuance”), then concurrently with such issuance, the then Conversion Price of such shares shall be reduced to a new Conversion Price to be calculated based on a “broad-based weighted average anti-dilution protection”, according to the following formula:

NCP =	(N x P)+(n x p)
N + n

Where:

NCP =	the new adjusted Conversion Price for each such Preferred Share or Ordinary A Share (following Dilutive Issuance).

N =	The aggregate number of Ordinary Shares outstanding immediately prior to such Dilutive Issuance on a fully diluted as converted basis (assuming, without limitation, full conversion of the Preferred Shares and Ordinary A Shares and exercise of all the convertible or exercisable equity Securities and full allocation of any option pool reserved by the Company, but not including in such calculation any additional Ordinary Shares issuable solely as a result of the adjustment of the Conversion Price of the Preferred Shares and/or Ordinary Shares resulting from the adjustment caused by such issuance) immediately prior to such Dilutive Issuance.

P =	the Conversion Price applicable to such Preferred Share or Ordinary A Share in effect immediately prior to such Dilutive Issuance.

n =	the number of New Securities issued in the Dilutive Issuance.

p =	the price per share of the New Securities issued in the framework of the Dilutive Issuance.

ii.	Subject to Article 8.2.4(e)(iv) below, no adjustment of the Conversion Price pursuant to this Article 8.2.4(e) shall be made if it has the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

iii.	In the case of the issuance of New Securities for cash, the consideration shall be deemed to be the amount of cash received therefor, after giving effect to any and all discounts, commissions or other expenses, paid or due by the Company for any underwriting or otherwise in connection with the issuance and sale thereof, and shall not include consideration other than in cash. In the case of the issuance of New Securities for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof, as shall be determined in good faith by the Board in writing, which shall include reasoning. For purposes of this Article 8.2.4(e), the consideration for any New Securities shall be taken into account at the U.S. Dollar equivalent thereof, on the day such New Securities are issued or deemed to be issued pursuant to Article 8.2.4(e)(i).

iv.	In the case of the issuance of warrants or options to purchase, or rights to subscribe for, New Securities, or securities which by their terms are convertible into or exchangeable for New Securities or options to purchase or rights to subscribe for such convertible or exchangeable securities (collectively, “Options”), the New Securities deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation the passage of time), conversion or exchange, as the case may be, of such Options, shall be deemed to have been issued at the time of issuance of such Options at a consideration equal to the consideration (determined in the manner provided in Article 8.2.4(e)(i)), if any, received by the Company for such Options upon the issuance of such Options plus any additional consideration payable to the Company pursuant to the terms of such Options for the New Securities covered thereby; provided, however, that if any such Options by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or decrease or increase in the number of New Securities issuable, upon the exercise, conversion or exchange thereof, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options, and provided, further, that if any such Options as to which an adjustment to the Conversion Price has been made pursuant to this Section expire without having been exercised, then the Conversion Price shall be readjusted as if such Options had not been issued (without any effect, however, on adjustments to the Conversion Price as a result of other events described in this Article).

(f)	No Fractional Shares and Certificates as to Adjustments

i.	No fractional shares shall be issued upon conversion of the Preferred Shares and Ordinary A Shares, and the number of Ordinary Shares to be issued shall be rounded up or down to the nearest whole share. All Ordinary Shares (including fractions thereof) issuable upon conversion of more than 1 Preferred Share and Ordinary A Share by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of an Ordinary Share, the Company shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board).

ii.	Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Preferred Shares and Ordinary A Shares pursuant to this Article 8.2.4, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Shares and Ordinary A Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Shares or Ordinary A Shares furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustment or readjustment, (b) the Conversion Price of the Preferred Shares or Ordinary A Shares (as applicable) at the time in effect, and (c) the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of a Preferred Shares or Ordinary A Shares (as applicable) held by such holder.

(g)	Notices of Record Date

In the event of any taking by the Company of a record date for the purpose of determining the holders of any class of securities who are entitled to receive any dividend (including a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of any class or any other securities or property, or to receive any other right, the Company shall notify each Shareholder prior to the record date specified therein, a notice specifying the record date for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(h)	Reservation of Shares Issuable Upon Conversion

The Company shall at all times keep available out of its authorized but unissued Ordinary Shares, for the purpose of effecting the conversion of the Preferred Shares and Ordinary A Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all issued Preferred Shares and Ordinary A Shares. Without derogating from the aforesaid, in the event that in the opinion of the Company’s legal counsel, any conversion of Preferred Shares and/or Ordinary A Shares shall require additional Shareholders’ resolutions or consents, each Shareholder shall execute any such document and/or resolutions reasonably necessary to effectuate such conversion.

If applicable, conversion of the Preferred Shares and/or Ordinary A Shares may be effected by way of reclassification of the Preferred Shares and/or Ordinary A Shares into Ordinary Shares or issuance of additional Ordinary Shares, as shall be required by the conversion at the then existing conversion rate determined pursuant to Article 8.2.4. To the extent that any corporate action shall be required to effect the above, all Shareholders shall provide their affirmative vote to any such corporate action and execute any such document and/or resolutions reasonably necessary to effectuate the same.

8.2.6.	Voting Rights

Each of the Preferred Shares and Ordinary A Shares shall entitle the holder thereof to one vote for each Ordinary Share into which such Preferred Shares/Ordinary A Shares could then be converted and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Ordinary Shares, and shall be entitled to notice of any General Meeting in accordance with these Articles, and shall be entitled to vote, together with holders of Ordinary Shares, with respect to any question upon which holders of Ordinary Shares have the right to vote.

9.	Shares and Alteration of Share Capital

9.1.	Subject to the provisions of these Articles, the Company may, by resolution adopted in a General Meeting, increase the share capital of the Company and may cancel registered share capital that has not been issued if there is no obligation of the Company, including a contingent obligation, to issue those shares.

9.2.	Subject to the provisions of these Articles, the Company may, by resolution adopted in a General Meeting, increase its registered share capital in a class or series of shares as resolved by the Company and/or attach different rights to each class or series including special rights and/or different rights from those attached to the existing shares, including redeemable shares, deferred shares, etc.

9.3.	Subject to these Articles and to applicable law, the Company may, from time to time, by a resolution of its Shareholders:

9.3.1.	consolidate or divide all or any of its issued or unissued share capital into shares of larger or smaller, as the case may be, nominal value than its existing shares;

9.3.2.	subdivide its shares (issued or unissued) or any of them, and the resolution whereby any share is subdivided may determine that, as among the holders of the shares resulting from such subdivision, one or more of the shares may, as compared with the others, have any such ordinary or deferred rights or rights of redemption or other special rights, or be subject to any such restrictions, as the Company has power to attach to unissued or new shares;

9.3.3.	cancel any shares which, at the date of the adoption of such resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled; or

9.3.4.	reduce its share capital in any manner, and with and subject to any incident authorized, and consent required, by law.

9.4.	With respect to any consolidation of issued shares into shares of larger nominal value, and with respect to any other action which may result in fractional shares, the Board may settle any difficulty which may arise with regard thereto, as it deems fit, including, inter alia, resort to one or more of the following actions:

9.4.1.	determine, as to the holder of shares so consolidated, which issued shares shall be consolidated into each share of larger nominal value;

9.4.2.	to allot, in contemplation of or subsequent to such consolidation or other action, such shares or fractional shares sufficient to preclude or remove fractional shareholdings;

9.4.3.	to redeem, in the case of redeemable preference shares, and subject to applicable law, such shares or fractional shares sufficient to preclude or remove fractional shareholdings;

9.4.4.	to cause the transfer of fractional shares by certain Shareholders to other Shareholders so as to most expediently preclude or remove any fractional shareholdings, and cause the transferees to pay the transferors the fair value of fractional shares so transferred, and the Board is hereby authorized to act as agent for the transferors and transferees with power of substitution for purposes of implementing the provisions of this sub-Article.

9.5.	Subject to the provisions of these Articles, if at any time the share capital is divided into different classes and/or series of shares, the Company may not, unless otherwise provided by the terms of issuance of the affected shares, change, convert, broaden, add or vary in any other manner the rights, advantages, restrictions or provisions related to one or more of the classes or series, unless it received the consent in writing of the holders of the Majority of the issued shares of the affected class or series, or if sanctioned by a resolution passed by a Majority at a separate General Meeting of the holders of the shares of such class or series; the provisions of these Articles regarding General Meetings shall apply, mutatis mutandis, to such separate general meeting, provided, however, that the requisite quorum at any such separate General Meeting shall be one or more shareholders present in person or proxy and holding not less than the Majority of the issued shares of such class. The increase of the registered number of shares of an existing class of shares, or the issuance of additional shares thereof, or the creation of a new class of shares identical to or having preference over an existing class of shares in all respects, shall not be deemed of itself, for purposes of this Article, to adversely alter the rights attached to the previously issued shares of such class or of any other class.

10.	Exemption, Insurance and Indemnification

10.1.	Insurance. Subject to the provisions of the Companies Law, the Company may enter into a contract for the insurance of all or part of the liability of any Officer, in respect of an act (including an omission to act) performed in his/her capacity as an Officer, in respect of one of the following:

10.1.1.	a breach of the Officer’s duty of care to the Company or to another person;

10.1.2.	a breach of the Officer’s fiduciary duty to the Company, provided that the Officer acted in good faith and had reasonable grounds to assume that such act would not prejudice the interests of the Company;

10.1.3.	a financial liability imposed on the Officer in favor of another person;

10.1.4.	a payment which the Officer is obligated to make to an injured party as set forth in Section 52(54)(a)(1)(a) of the Securities Law and expenses that the Officer incurred in connection with a proceeding under Chapters H'3, H'4 or I'1 of the Securities Law, including reasonable legal expenses, which term includes attorney fees, or in connection with Article D of Chapter Four of Part Nine of the Companies Law; and

10.1.5.	expenses that the Officer incurred in connection with a proceeding under Chapter G'1, of the Restrictive Trade Practices Law, 5748-1988 (the “Restrictive Trade Practices Law”) including reasonable legal expenses, which term includes attorney fees.

10.2.	Indemnification. Subject to the provisions of the Companies Law, including the receipt of all approvals as required therein or under any other applicable law, the Company may:

10.2.1.	Indemnify any Officer to the fullest extent permitted by the Companies Law retrospectively, including, without limitation in connection with the matters described in clause (b) below; and

10.2.2.	Undertake, in advance, to indemnify its Officer to the fullest extent permitted by the Companies Law, with respect to an obligation or expense imposed upon him/her as a result of an action taken by virtue of him/her being an Officer as follows:

(a)	A monetary liability imposed on an Officer pursuant to a judgment in favor of another person, including a judgment imposed on such Officer in a compromise or in an arbitration decision approved by a competent court, provided that the undertaking to indemnify will be limited to: (i) such events, which in the opinion of the Board, are to be expected in light of the Company’s actual activities at the time the undertaking to indemnify is given; and (ii) such amounts or criteria which the Board determines as being reasonable under the circumstances; and further provided that the undertaking to indemnify shall state the events which in the opinion of the Board, are to be expected in light of the Company’s actual activities at the time the undertaking to indemnify is given, and the amounts and criteria referred to in (i) and (ii) above; or

(b)	Reasonable litigation expenses, including attorney’s fees, which the Officer has incurred in consequence of an investigation or procedure conducted against him/her by an authority competent to conduct an investigation or procedure, and which was concluded without an indictment against him/her and without any monetary obligation imposed on him/her in lieu of a criminal proceeding, or which ended without an indictment against him/her, but with a monetary obligation imposed on him/her in lieu of a criminal proceeding for an offense that does not require the proof of mens rea. The terms “which ended without an indictment against him/her in a matter in which a criminal investigation was commenced” and “monetary obligation imposed in lieu of a criminal proceeding” shall have the meaning specified in Section 260 of the Companies Law; or

(c)	Reasonable litigation expenses, including attorney fees, expended by an Officer or imposed upon him/her by a court, in a proceeding instituted against him/her by the Company or on its behalf or by another person, or in a criminal charge from which he/she was acquitted, or a criminal charge for which he/she was convicted which does not require proof of mens rea.

(d)	A payment which the Officer is obligated to make to an injured party as set forth in Section 52(54)(a)(1)(a) of the Securities and expenses that the Officer incurred in connection with a proceeding under Chapters H'3, H'4 or I'1 of the Securities Law, including reasonable legal expenses, which term includes attorney fees, or in connection with Article D of Chapter Four of Part Nine of the Companies Law; or

(e)	Expenses that the Officer incurred in connection with a proceeding under Chapter G'1, of the Restrictive Trade Practices Law, including reasonable legal expenses, which term includes attorney fees.

10.3.	Granting an Exemption. Subject to the provisions of the Companies Law, the Company may grant an exemption in advance to an Officer from his/her liability, in whole or in part, for damages as a result of breach of his/her duty of care to the Company, except for willful or reckless breach of duty of care.

10.4.	The provisions of this Article 10 are not intended, and shall not be interpreted, to restrict the Company in any manner in respect of the procurement of insurance and/or in respect of indemnification (i) in connection with any person who is not an Officer, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Officer, and/or (ii) in connection with any Officer to the extent that such insurance and/or indemnification is not specifically prohibited under law.

10.5.	In any case where insurance of liability of an Officer of the Company or indemnification of such Officer is prohibited by any applicable law, the Company shall not insure the liability of such Officer, nor shall it indemnify such Officer, as the case may be.

10.6.	Articles 10.1 through 10.4 shall not apply under any of the following circumstances:

10.6.1.	a breach of an Officer’s fiduciary duty, in which the Officer did not act in good faith and with reasonable grounds to assume that the action in question would not prejudice the interests of the Company;

10.6.2.	a grossly negligent or intentional violation of an Officer’s duty of care;

10.6.3.	an intentional action by an Officer in which such Officer intended to reap a personal gain illegally; and/or

10.6.4.	a fine or ransom levied on an Officer.

11.	Securities of the Company

11.1.	Subject to these Articles and applicable law, the Company may have shares of different classes, redeemable securities, debentures, secured debentures, series of debentures or other Securities.

12.	Redeemable Securities

The Company may create and/or issue redeemable Securities and to redeem them, and the Board shall have the authority to issue redeemable shares, and to fix the terms and conditions on which such shares shall be, or may be, redeemed.

13.	Issuance of Securities

13.1.	The issuance of shares and other Securities shall be under the control and authority of the Board, subject to the provisions of these Articles and the Companies Law. Subject to the provisions of these Articles, all unissued shares of the Company shall be at the disposal of the Board and the Board may allot to the holders of any existing shares or class of shares, at a premium or at par value or subject to the Companies Law, at a discount, grant options to acquire them, or otherwise dispose of them to such persons, at such times and on such terms as it deems proper.

13.2.	The Board may issue shares and convertible Securities up to the limit of the authorized share capital of the Company, assuming the conversion of all convertible Securities at the time of their issuance. The shares so issued may either have the same rights as the existing shares, or ordinary or deferred rights, or rights of redemption, or restricted rights, or any other special right in respect of dividend distributions, voting, appointment or dismissal of directors, return of share capital, distribution of the Company’s property, or otherwise, all as determined by the Board from time to time, subject to the provisions of these Articles and any special right previously granted to a Shareholder.

13.3.	The Board may issue shares for cash or for other consideration, against immediate or subsequent payment.

13.4.	The Board may issue debentures, secured debentures or series of debentures, within the scope of its authority to borrow on behalf of the Company.

13.4.1.	The Board will not issue a share, the consideration for which is not to be paid in full in cash, unless the consideration for the shares has been detailed in a written document.

13.4.2.	The Board may issue shares at a price below their par value, subject to the provisions of the Companies Law.

13.4.3.	The Company may, by resolution of the Board, pay commission for underwriting and/or subscription and/or consent to subscribe and/or to underwrite shares or Securities of the Company, whether conditional or not. Such commission may be paid in cash and/or in shares and/or other Securities, or any combination thereof.

13.4.4.	Subject to the provisions of the Companies Law and these Articles, the Company may issue redeemable shares and redeem them.

13.4.5.	The Board will arrange for the registration of the issuance of shares in the Shareholders Register immediately upon their issuance.

14.	Registered Holder

14.1.	Except as otherwise provided in these Articles, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and, accordingly, shall not, except as ordered by a court of competent jurisdiction, or as required by statute, be bound to recognize any equitable or other claim to, or interest in such share on the part of any other person. In the case of two or more persons registered as joint holders of any share(s), the Company may treat the holder whose name appears first in the Shareholders’ Register as senior to the others; provided however, that such joint holders may request the order in which their name shall appear in the Shareholders’ Register. A Shareholder who holds shares in trust for a beneficiary shall inform the Company of such trust; such Shareholder shall be registered in the Shareholders’ Register under notice regarding such trust and setting forth the identity of the beneficiary; for all purposes herein, the trustee shall be regarded as a Shareholder.

15.	Pre-emptive Rights

15.1.	Prior to the occurrence of a QIPO or Liquidation Event, the earlier to occur, each of the Eligible Shareholders (for the purposes of this Article 15, an “Offeree”) shall have a right to maintain its pro rata portion of the issued and outstanding share capital of the Company by purchasing part or all of its Pro Rata Share (as defined below) of any New Securities that the Company may, from time to time, propose to sell and issue, and each Offeree shall be entitled to purchase all or any part of the Pro Rata Share of any other Offeree to the extent that such other Offeree does not elect to purchase its full Pro Rata Share (as defined below). A “Pro Rata Share”, for purposes of this Article 15, shall be the ratio of the number of all shares of the Company held by such Offeree immediately prior to the proposed issuance of New Securities (treating all Preferred Shares and Ordinary A Shares on an as-if-converted basis), to the sum of the total number of Ordinary Shares (on an as-converted basis) held by all Offerees immediately prior to the issuance of such New Securities (on an as-converted basis) outstanding immediately prior to the issuance of such New Securities.

15.2.	Such right of pre-emptive shall be subject to the following provisions:

15.2.1.	“New Securities” shall mean any Securities of the Company, except for (i) Ordinary Shares issued upon conversion of Preferred Shares or Ordinary A Shares, (ii) shares issued to employees, consultants or directors in accordance with a share option plan approved by, and from within an option pool reserved by, the Board (including the Fosun Director), (iii) shares issued upon exercise of options or warrants existing before the Closing (as defined in the 2019 SPA), (iv) Ordinary Shares issued as a dividend or distribution on the Company’s shares (including the Preferred Shares or Ordinary A Shares), (v) Ordinary Shares issued in connection with a QIPO, (vi) pursuant to the acquisition by the Company of another corporation or entity by consolidation, Recapitalization Event, or merger, or purchase of all or substantially all of the assets of such corporation or entity; (vii) shares of the Company to be issued to strategic investors approved as such by the Majority of the Board including the Fosun Director; (viii) shares of the Company to be issued in connection with venture lending or similar loan facilities as approved by the Board, and provided that the shares issued under subsections (vi), (vii) and (viii) shall not exceed, in the aggregate, seven percent (7%) of the issued and outstanding share capital of the Company; or (ix) any securities issued or issuable upon conversion, exercise or exchange of any other securities that are covered by clauses (i) through (viii) above.

15.2.2.	If the Company proposes to issue New Securities, it shall give each Offeree a written notice thereof (the “Rights Notice”) of its intention to do so, describing the New Securities, the price, the general terms upon which the Company proposes to issue them and the number of New Securities that each Offeree has the right to purchase under this Article 15. Each Offeree shall have fourteen (14) days from delivery of the Rights Notice (the “Pre-Emption Notice Period”) to notify the Company in writing of its agreement to purchase for the price and upon the general terms specified in the Rights Notice (the “Preemptive Rights Response”), all or any part (specifying the exact number) of its Pro Rata Share of such New Securities, and, all or any part of the Pro Rata Share of any other Offeree whom does not elect to purchase its full Pro Rata Share by indicating in its Preemptive Rights Response its intention to purchase an additional number of New Securities in addition to its Pro Rata Share (specifying the number of such additional New Securities).

15.2.3.	Any Offeree who did not provide a Preemptive Rights Response to the Company within the Pre-emption Notice Period, shall be deemed to have waived its Preemptive Right hereunder with respect to that particular offering of New Securities.

15.2.4.	If the Offerees, who elect to purchase New Securities, elect to purchase in the aggregate more than one hundred percent (100%) of the New Securities, such New Securities shall be sold to such Offerees, distributed among them in proportion to their relative Pro Rata Share. Any New Securities not subscribed for by any Offeree shall be allocated among and sold to such other Offerees who elected to purchase more than their Pro Rata Share and indicated so in their Preemptive Rights Response, in proportion to each such Offerees respective Pro Rata Share out of the combined Pro Rata Shares of all such Offerees who gave such an indication of their election to purchase more than their Pro Rata Share, provided that no such Offeree shall be allocated with more New Securities than requested in its Preemptive Rights Response.

15.2.5.	If the Offerees do not elect to purchase in the New Securities (or any portion thereof), then the Company shall have ninety (90) days after the lapse of the Pre-Emption Notice Period to sell the unsubscribed for New Securities which the Offerees did not elect to purchase at a price and upon general terms no more favorable to the purchasers thereof than specified in the Rights Notice. If the Company has not sold such unsubscribed New Securities within said ninety (90) day period, the Company shall not thereafter issue or sell such unsubscribed New Securities without first re-offering them to the Offerees in the manner provided above.

16.	Share Certificate

16.1.	A Shareholder registered in the Shareholders’ Register may receive from the Company, with respect to the shares registered in its name in the Shareholders Register, one (1) Share Certificate confirming such Shareholder’s ownership in the shares registered in its name, or, if approved by the Board, several Share Certificates each for one (1) or more of such shares.

16.2.	Share certificates shall be issued under the seal or the rubber stamp of the Company and shall bear the signatures of one (1) Director, or of any other person or persons authorized thereto by the Board.

16.3.	A Share Certificate in the name of two or more persons will be delivered to the person whose name appears first in the Shareholders’ Register.

16.4.	If a Share Certificate is worn out, defaced, lost or destroyed, it may be renewed on such terms, if any, as to evidence and indemnity with or without security as the Board requires.

17.	Calls on Shares

17.1.	The Board may, from time to time, at its discretion, make calls upon Shareholders in respect of any sum unpaid on their shares (the “Obligation”) which has become due or which is not, by the terms of issuance of which shares, payable at a fixed time. Each Shareholder shall pay to the Company the amount of every call so made upon it at the time(s) and place(s) designated in such call. A call may contain a call for payment in installments.

17.2.	Notice of any call shall specify the amount of the Obligation and shall be given in writing to the Shareholder(s) in question not less than fourteen (14) days prior to the time of payment as fixed therein, provided that at any time before the due date of any such payment the Board may, by a notice to the Shareholder(s), revoke such call, or postpone the designated date(s) of payment.

17.3.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof. A call duly made upon one (1) of the joint holders shall be deemed to have been duly made upon all of the joint holders.

17.4.	If under the terms of issue of any share or otherwise, the payment in respect of such share is to be made in whole or in part by installments, whether such payment is at premium or at nominal value, then each such installment shall be paid to the Company on the due date for payment thereof, and a call shall be deemed made by the Company with proper notice on such shares with respect to each such installment not paid when due, and the provisions in these Articles which concern the call on shares shall be applicable to such installments.

17.5.	Any amount unpaid in respect of a call shall bear interest from the date on which it is payable until actual payment thereof, at such rate (not exceeding the then prevailing debitory rate charged by leading commercial banks in Israel), and at such time(s) as the Board may prescribe.

17.6.	The Board may, allow any Shareholder to prepay any amount not yet payable in respect of its shares, and may approve the payment of interest for such prepayment at a rate as may be agreed upon between the Board and the shareholder so prepaying. The Board may, at any time, cause the Company to repay all or any part of the money so advanced, without premium or penalty.

17.7.	The provisions of this Article 17 shall in no way derogate from any rights or remedies the Company may have pursuant to these Articles or any applicable law.

18.	Charge, Forfeiture and Surrender

18.1.	The Company shall have a charge, first in rank, over all the shares which are registered in the name of a Shareholder but which are not fully paid, as well as over the proceeds from their sale, for the purpose of securing an Obligation of such a shareholder to the Company, whether personally or jointly with others, whether or not payment is due. The abovementioned charge shall apply to all the dividends declared from time to time on such shares, unless otherwise decided by the Board.

18.2.	If a Shareholder fails to pay the whole or any part of any call or installment on the day fixed for payment in accordance with Article 17 above, the Board may, at any time thereafter during such time as any part of such call or installment remains unpaid, upon the adoption of a resolution to such effect, forfeit any shares issued with respect to which an Obligation exists and has not been paid by its due date, and following such forfeiture may sell the forfeited shares.

19.	Transfer of Shares

The following provisions shall apply with respect to the transfer and sale of shares in the Company:

19.1.	Unless expressly provided otherwise herein, no transfer of shares in the Company, and no assignment of an option to acquire such shares from the Company, shall be effective unless the transfer or assignment is made in accordance with the provisions of this Article 19 and, with the exception of transfers by a holder of Preferred Shares, other than to a competitor of the Company (as reasonably determined in good faith by the Board), has been approved by the Board, which shall not withhold its approval without reasonable cause. If the Board approves a transfer of shares, it will register the transfer of shares in the Shareholders’ Register, as soon as possible. If the Board refuses to approve a transfer of shares, it will notify the transferor and the transferee.

19.2.	No transfer shall be effective unless the transferee agrees in writing to hold the shares transferred pursuant to the terms and conditions by which the transferor held such shares including the provisions of these Articles and any other contractual obligations of the transferor with respect to the shares transferred under agreements to which the Company is also a party.

19.3.	A share may be transferred in whole only, and not in part; however, if a share(s) has joint owners, any of the joint owners may transfer its rights in the share(s).

19.4.	No transfer of shares shall be registered unless a proper instrument of transfer, in the form specified below or a form substantially similar thereto, or as otherwise approved by the Board, has been submitted to the Company, together with any Share Certificate(s) issued in respect of such shares and such other evidence of title as the Board may reasonably require. Until the transferee has been registered in the Shareholders’ Register in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof. The Board, may, from time to time, prescribe a reasonable fee for the registration of a transfer.

Share Transfer Deed

We, the undersigned, _____________________ of _____________ _________________ (the “Transferor”) hereby transfer to ______________ of _____________________________________ (the “Transferee”) _______ Shares of Holisto Ltd. of NIS 0.01 to hold unto the Transferee, subject to the conditions under which we held the same immediately before the execution hereof, and we, the Transferee, do hereby agree to accept and take the said shares subject to the conditions aforesaid.

In Witness Whereof we have affixed our signature on this ___ day of the month of ________ year 20__.

Signature of the Transferor _______________

Signature of the Transferee _______________

19.5.	All Share Transfer Deeds will be delivered to the Office of the Company. A Share Transfer Deed which is recorded in the Shareholder Register will remain with the Company, and any Share Transfer Deed which the Board refuses or declines to approve will be returned, upon demand, to whoever delivered it to the Company, together with the Share Certificate, if delivered.

19.6.	No-Sale. Notwithstanding anything else to the contrary in these Articles, until the earlier of: (i) the consummation of a QIPO or a Bring Along Sale Event; or (ii) the occurrence of a Liquidation Event, a Founder may not Transfer, unless it is a Permitted Transfer, any of his shares in the Company. Notwithstanding the foregoing, to the extent that the Company’s engagement with either of the Founders is terminated by the Company (unless the reason for such termination is for Cause (as such term is defined in the respective Repurchase Agreements between each of the Founders and the Company, of March 19, 2019), the provisions of Article 19.6 shall forthwith terminate and be of no further effect, with respect to such Founder.

19.7.	Right of First Refusal. Subject to the provisions of Article 19.9 (Bring Along) and excluding Permitted Transfers), until a QIPO or a Liquidation Event, each Shareholder other than Fosun (the “ROFR Offeror”) shall not Transfer whether directly or indirectly, any of its shares or any interest therein, unless it offers them first to the Eligible Shareholders (“ROFR Offeree(s)”) and they shall have a right of first refusal to purchase the ROFR Offeror’s shares before any other person or entity, and only if the ROFR Offeree(s) refuse(s) to purchase those shares shall the ROFR Offeror be entitled to sell such shares to other(s) (the “Purchaser”) in the manner specified as follows:

19.7.1.	If the ROFR Offeror wishes to sell or transfer all or part of its shares in the Company (the “Offered Shares”), it shall give written notice to the ROFR Offeree(s) and to the Company, specifying the number of shares offered, the price required therefore, the terms and conditions and the name of the Purchaser who is interested in buying all the Offered Shares according to the same terms (the “Offer”). The ROFR Offeree(s) shall have fourteen (14) days after the date of receiving the Offer (the “First Refusal Period”) to notify the ROFR Offeror and the Company in writing (the “Letter of Response”), whether they wish to purchase all the Offered Shares at the price and on the terms specified in the Offer or not.

19.7.2.	In the Letter of Response, each ROFR Offeree should also specify the number of shares that it is prepared to purchase, should any other ROFR Offeree refuse to buy its pro-rata share in the Offered Shares.

19.7.3.	If a ROFR Offeree does not respond within the First Refusal Period in the abovementioned manner, it shall be regarded as a refusal to purchase its part in the Offered Shares.

19.7.4.	If the Letters of Response, in the aggregate, are in respect of all of, or more than, the Offered Shares, then the accepting ROFR Offerees shall acquire the Offered Shares, on the terms aforementioned, in proportion to their respective holdings on an issued basis, provided that no ROFR Offerees shall be entitled to acquire under the provisions of this Article more than the number of Offered Shares initially accepted by such ROFR Offeree, and upon the allocation to it of the full number of shares so accepted, it shall be disregarded in any subsequent computations and allocations hereunder. Any shares remaining after the computation of such respective entitlements shall be re-allocated among the accepting ROFR Offerees (other than those to be disregarded as aforesaid), in the same manner, until one hundred percent (100%) of the Offered Shares have been allocated as aforesaid.

19.7.5.	The ROFR Offeree shall have a right of oversubscription such that if any ROFR Offeree fails to accept the Offer as to its full pro rata portion, the remaining ROFR Offerees shall, among them, have the right to purchase up to the balance of such Offered Shares not so purchased. Other ROFR Offerees may exercise such right of oversubscription by accepting the Offer as to more than their pro rata portion. If, as a result thereof, such oversubscriptions exceed the total number of the Offered Shares available in respect of such oversubscription privilege, the oversubscribing ROFR Offerees shall be cut back with respect to over subscriptions on a pro rata basis in accordance with their respective pro rata portions or as they may otherwise agree among themselves.

19.7.6.	If the ROFR Offeree(s) (or any of them) deliver a proper Letter(s) of Response, stating the agreement to purchase the entire number of the Offered Shares, within the First Refusal Period, it shall be regarded as an agreement among such ROFR Offeree(s) and the ROFR Offeror for the sale and purchase of all the Offered Shares at the price and conditions specified in the Offer and the ROFR Offeror shall transfer all the Offered Shares to the ROFR Offeree(s) who delivered proper Letter(s) of Response, within fifteen (15) days of receipt thereof, against the payment of the price or on payment terms, in accordance with the conditions of the Offer.

19.7.7.	If the Letters of Response, in the aggregate, are in respect of less than the number of Offered Shares, or if the ROFR Offerees do not respond at all to the Offer, then the ROFR Offeror may sell and transfer all the Offered Shares to the Purchaser, at the same price and on the conditions as specified in the Offer, within ninety (90) days after the expiration of the First Refusal Period.

19.7.8.	If the ROFR Offeror does not sell and transfer all the Offered Shares to the Purchaser within the aforesaid period, or it wishes to sell or transfer the Offered Shares to another purchaser or on terms more favorable to the Purchaser than those stated in the Offer, it shall offer first the Offered Shares to the ROFR Offeree(s), in accordance with the provisions of this Article.

19.7.9.	This Article 19.7 shall also apply to the sale of shares by a receiver, liquidator, trustee in bankruptcy, administrator of an estate, executor of a will, etc.

19.7.10.	Notwithstanding anything to the contrary, the provisions of this Article 19.7 shall not apply with respect to a Transfer by any Shareholders to such Shareholder’s Permitted Transferee(s).

19.7.11.	The transfer of shares to a ROFR Offeree exercising its right of first refusal under this Article does not require the approval of the Board.

19.7.12.	No holder of shares in the Company shall transfer the beneficial ownership of any Share registered in its name in any way other than pursuant to the provisions of these Articles.

19.8.	Co-Sale Rights.

19.8.1.	Until a QIPO, and in lieu of its right to purchase the Offered Shares under Article 19.7 (“Right of First Refusal”), with respect to any Offer made by a Founder (the “Co-Sale Offeror”), other than a Permitted Transfer, the Eligible Shareholders that are not Founders (for the purpose of this Article, the “Co-Sale Offerees”) shall have the right, exercisable upon written notice to the Co-Sale Offeror, within the First Refusal Period, to participate in such Co-Sale Offeror’s sale of the Offered Shares pursuant to the specified terms and conditions of the Offer to the extent such Co-Sale Offeree(s) do not purchase any of the Offered Shares within the framework of the Right of First Refusal.

19.8.2.	To the extent that the Co-Sale Offeree(s) exercise such right of participation in accordance with the terms and conditions set forth in this Article, the number of shares that the Co-Sale Offeror may sell in the transaction shall be correspondingly reduced.

19.8.3.	The Co-Sale Offerees may sell all or part of that number of such shares held by it equal to the number of shares obtained by multiplying the aggregate number of the Offered Shares by a fraction, the numerator of which is the number of shares in the Company owned by the Co-Sale Offerees at that time and the denominator of which is the total number of shares owned by the Co-Sale Offeror together with all of the shares in the Company held by the Co-Sale Offerees (the “Offeree’s Pro Rata Share”).

19.8.4.	No transfer of shares by the Co-Sale Offeror shall be concluded unless the purchaser thereof concurrently purchases, under the same terms, all of the shares for which the Co-Sale Offerees elected to participate as aforesaid.

19.8.5.	The exercise or non-exercise of the rights of the Co- Sale Offeree hereunder to participate in one or more sales of shares made by the Co-Sale Offeror shall not affect its rights to participate in subsequent sales pursuant to this Article.

19.8.6.	If the Co-Sale Offeree(s) elect to participate in the sale of the Offered Shares, the Co-Sale Offeror may, not later than ninety (90) days following delivery of the Offer, enter into an agreement providing for the transfer of the shares covered by the Offer on terms and conditions not materially more favorable to the transferor than those described in the Offer. Any proposed transfer on terms and conditions materially more favorable than those described in the Offer, as well as any subsequent proposed transfer of any of the shares of the Co-Sale Offeror, shall again be subject to the co-sale rights of the Co-Sale Offerees and shall require compliance by the Co-Sale Offeror with the procedures described in this Article.

19.9.	Forced Sale of Minority Shares (Bring Along)

19.9.1.	Subject to the Restrictive Provisions set forth herein in Article 25, prior to a QIPO should the Shareholders holding the Majority of the Company’s Preferred Shares (which shall include the affirmative consent of Fosun) (the “Bring Along Majority”) accept an offer to sell all of their shares in the Company to a purchaser, and such sale is conditioned upon the sale of all of the issued and outstanding share capital of the Company (the “Bring Along Sale Event”), then in such event all Shareholders shall be obligated to join in the sale and sell all of their shares (and if so required by the purchaser, also all of their other Securities) in such transaction on the same terms and conditions, subject however, to the exercise of the Liquidation Preference as provided in Article 8.2.1 above and to calculating the consideration for any option or warrant taking into account the exercise price thereof. Upon a Bring Along Sale Event, each Shareholder, subject to terms set forth in this Article 19.9, (i) shall be subject to the same terms and conditions of sale and (ii) shall execute and deliver such documents and take such actions (including shareholder votes and/or resolutions) as may be reasonably required by the Board. Notwithstanding the foregoing, the Bring Along Majority shall not be required to the extent that the Bring Along Sale Event will yield to each of the holders of Preferred Shares an amount per each Preferred Share held by it, equal to at least three times (3X) the applicable Original Issue Price paid (or determined) for such Preferred Share.

19.9.2.	For the purposes of Sections 341 and 342 of the Companies Law and notwithstanding the provisions thereof, the required percentage for shareholder approval (including each class of shareholders) shall be the Bring Along Majority, such that no further consent of holders of Ordinary Shares or, or Ordinary A Shares, or Preferred Shares or additional majority or procedure requirement shall be required for the purposes of such sections of the Companies Law.

19.9.3.	In the event that a Shareholder of the Company fails to surrender its Share Certificate in connection with the consummation of said transaction, such certificate shall be deemed cancelled and the Company shall be authorized to issue a new certificate in the name of the buyer and the Board shall be authorized to establish an escrow account, for the benefit of such shareholder, into which the consideration for such shares represented by such cancelled certificate shall be deposited and to appoint a trustee to administer such account.

19.9.4.	The transfer of shares pursuant to this Article 19.9 shall not be subject to any restriction on transferability of securities hereunder, including without limitation the No Sale set forth in Article 19.7 (Rights of First Refusal) and Article 19.8 (Co-Sale).

19.9.5.	Notwithstanding the foregoing, Fosun will not be required to comply with this Article 19.9 in connection with any Bring Along Sale Event, unless:

(i) any representations and warranties to be made by Fosun and by any holders of Ordinary A Shares and/or Preferred Shares (collectively the “Investor(s)”) in connection with the Bring Along Sale Event are limited with respect to each of Fosun and the Investors to representations and warranties related to (a) power and authority; (b) ownership (c) as applicable, Fosun’s or an applicable Investor’s shares being free and clear of any liens, claims and encumbrances; (d) as applicable, execution by Fosun or by an applicable Investor does not constitute any contravention or breach of any applicable law or agreement; (e) when consideration is in the form of the purchaser’s equity, representations relating to securities law matters; (f) the ability to convey title to its shares provided, however, that nothing herein will derogate from, or otherwise limit, the Company’s right to place a portion of the bring along proceeds in an escrow fund (or any similar mechanism of delayed payment) for the purposes of securing the indemnity obligations covered by subsection (ii) below (g) binding nature of the transaction documents; (h) due execution (i) non-contravention (j) no broker or finder fees;

(ii) Neither Fosun nor any Investor shall be liable for the inaccuracy of any representation or warranty made by any other person or entity in connection with the Bring Along Sale Event, other than the Company (except to the extent that funds may be paid out of an escrow or deducted from any payable amount (such as holdback or set-off from earn-outs) established to cover breach of representations, warranties and covenants of the Company as well as breach by any shareholder of any of identical representations, warranties and covenants provided by all shareholders provided, however, that neither Fosun nor any Investor shall be liable for the fraud, willful misconduct or intentional misrepresentation of another shareholder of the Company);

(iii) the liability for indemnification, if any, of Fosun and of any Investor in the Bring Along Sale Event and for the inaccuracy of any representations and warranties made by the Company or its shareholders in connection with such Bring Along Sale Event, is several and not joint with any other person or entity, and is pro rata in proportion to, and does not exceed, the amount of consideration paid to Fosun or to such Investor, as applicable, in connection with such Bring Along Sale Event other than due to Fosun’s or such applicable Investor’s, as applicable, fraud or intentional misrepresentation and further provided that the above limitations shall not apply to any liability relating to the Company and covered by the escrow or deducted from any payable amount (such as holdback or set-off from earn-outs) (as set forth under Article 19.9.5(ii) above), if applicable; (iv) liability shall be limited to Fosun’s or to such applicable Investor’s applicable share (determined based on the respective proceeds payable to each shareholder in connection with such Bring Along Sale Event in accordance with Article 8.2.1 hereof) of a negotiated aggregate indemnification amount that applies equally to all shareholders but that in no event exceeds the amount of consideration otherwise payable to Fosun or to such applicable Investor, as applicable, in connection with such Bring Along Sale Event, except with respect to claims related to fraud or willful misconduct or intentional misrepresentation or breach of a covenant by Fosun or by such applicable Investor, as applicable; and

(v) Neither Fosun nor any Investor is required to undertake nor enter into any obligation or commitment in respect of the future conduct of its business or operations (including any restrictive covenant such as a non-compete or no solicitation undertaking, other than non-solicitation with respect to the Company’s employees and consultants) nor to waive any right or entitlement other than relating directly to the transfer of its shares in connection with the Bring Along Sale Event and except as set forth in sub-section (vii) below.

(vi) upon the consummation of the transaction, Fosun and each applicable Investor will receive the same form of consideration for its shares of such class or series as is received by other shareholders in respect of their shares of such same class or series of shares; and

(vii) Neither Fosun nor any Investor and their respective Affiliates shall be required to enter into any release of claims other than those arising with respect to each of Fosun and any such Investor (i) solely in Fosun’s or such Investor’s capacity as a shareholder of the Company, as applicable, and (ii) with respect to any officers, directors, employees, consultants, or agents of the Company who are appointees of Fosun or its Affiliates or of such Investor or its Affiliates, as applicable, or related in any way to Fosun or its Affiliates or to such Investor or its Affiliates, as applicable, releases with respect to such roles.

20.	Transmission of Shares

20.1.	In case of a share registered in the names of two or more Shareholders, the Company may recognize the survivor(s) as the sole owner(s) thereof, unless and until the provisions of Article 20 have been effectively invoked.

20.2.	Any person becoming entitled to a share in consequence of the death of any person, upon producing evidence of the grant of probate or letters of administration or declaration of succession (or such other evidence as the Board may reasonably deem sufficient that he sustains the character in respect of which he proposes to act under this Article or of his title), shall be registered as a Shareholder in respect of such shares, or may, subject to the provisions as to transfer herein contained, transfer such shares.

20.3.	The Company may recognize the receiver or liquidator of any corporate Shareholder in winding-up or dissolution, or the receiver or trustee in bankruptcy of any Shareholder, as being entitled to the shares registered in the name of such Shareholder.

20.4.	The receiver or liquidator of a corporate Shareholder in winding-up or dissolution, or the receiver or trustee in bankruptcy of any Shareholder, upon producing such evidence as the Board may deem sufficient that he sustains the character in respect of which he proposes to act under this Article or of his title, shall with the consent of the Board (which the Board may grant or refuse in its absolute discretion), be registered as a Shareholder in respect of such shares, or may, subject to the provisions as to transfer herein contained, transfer such shares.

20.5.	A person upon whom the ownership of a share devolves by transmission shall be entitled to receive, and may give a discharge for any dividends or other monies payable in respect of the share but such person shall not be entitled in respect of it to receive notices, or to attend or vote at meetings of the Company, or, save as otherwise provided herein, to exercise any of the rights or privileges of a Shareholder unless and until such person shall be registered in the Shareholders’ Register.

21.	Purchase or Financing the Purchase of Securities of the Company

The Company may purchase Securities of the Company and/or provide financing for their purchase, directly or indirectly, and/or undertake to so do, subject to and in accordance with the provisions of the Companies Law;

22.	The Organs of the Company and Their Authority

22.1.	The organs of the Company are:

22.1.1.	the General Meeting;

22.1.2.	the Board; and

22.1.3.	the General Manager (provided the Company has appointed a General Manager).

22.2.	The authorities of the different organs of the Company will be as specified in the Companies Law and in these Articles.

22.3.	Each organ of the Company has all the ancillary rights required for implementing its authority.

22.4.	An authority not assigned in these Articles or in the Companies Law to another organ of the Company may be exercised by the Board, which shall have residual authority.

22.5.	An action taken without authority or in excess of authority may be approved retroactively by the proper organ of the Company.

23.	General Meeting

23.1.	Participation in the General Meeting

23.1.1.	A Shareholder may be present at and participate and vote in a General Meeting either in person or by proxy, with respect to each share held by it at the day of delivery of invitations to the Shareholders.

23.1.2.	A legal entity may participate in a General Meeting by proxy.

23.1.3.	In the event a share is jointly owned, the joint owner whose name appears first in the Share Registry may participate in the General Meeting. If it is not present at the General Meeting, the joint owner whose name appears thereafter may participate in that General Meeting, and so forth.

23.1.4.	A Shareholder shall designate a proxy by signing an instrument of proxy in the form specified below, or in a similar or customary form, which is acceptable to the Board. A proxy need not be a Shareholder of the Company.

To: Holisto Ltd. (the “Company”)

Appointment of Proxy

I/we the undersigned, ____________ of ____________, the owner of ______ shares in the Company, hereby appoint __________, ID / Company No. __________, or in his absence ___________, ID No. ___________, as our proxy to participate and vote in the General Meeting of the Company convened for the __ day of __________, ____, and in any adjourned meeting, with respect to _____ of my aforesaid shares.

In witness whereof, we have affixed our signature on this ___ day of _________, 20__.

_____________________

[Shareholder’s Signature]

23.1.5.	The appointment of a proxy will be valid only if the proxy appointment notice is delivered to the Office or to another place specified by the Board prior to the beginning of the meeting.

23.1.6.	If both a Shareholder and its proxy are present at a General Meeting with respect to the same shares, the appointment of the proxy shall be void with respect to such shares.

23.1.7.	A vote cast in accordance with the instructions contained in any instrument appointing a proxy shall be valid, notwithstanding the death of the grantor or the revocation of the proxy, unless notice in writing of the death or revocation had been received at the office of the Company, or by the Chairperson of the meeting, prior to the vote.

23.1.8.	In the case of any dispute with respect to the right to participate in the General Meeting, the chairperson of the meeting will decide and his decision will be final and binding.

23.1.9.	The chairperson of the General Meeting may prevent the participation therein of a person who is neither a Shareholder nor a proxy of a Shareholder, unless the General Meeting shall otherwise resolve. The General Meeting may resolve to prohibit the participation of a person, who is neither a Shareholder nor a proxy of a Shareholder.

23.2.	Annual Meeting

23.2.1.	The Company is not required to convene an Annual Meeting, except:

(a)	as required in order to appoint the Company’s auditors; or

(b)	In the event that a Shareholder demands convening an Annual Meeting; or

(c)	In the event a Director demands convening an Annual Meeting.

23.2.2.	If a demand is made to convene an Annual Meeting, as aforesaid, it will take place not later than fifteen (15) months after the previous Annual Meeting and if no Annual Meeting took place in the preceding year, at a time fixed by the Board which will not be later than thirty (30) days after receipt of the demand for convening the Annual Meeting.

23.3.	Special Meeting

23.3.1.	Convening a Special Meeting

(a)	The Board will convene a Special Meeting:

(i)	upon its resolution to such effect;

(ii)	upon a demand made by one (1) Director; or

(iii)	upon a demand made by Shareholder(s) holding shares constituting at such time at least ten percent (10%) of the voting rights of the Company.

(b)	In the event that the Board shall fail to convene the Special Meeting, the Director(s) who demanded the meeting, or those Shareholders who demanded, or part thereof, that hold at least half of the voting rights of the demanders, may convene a meeting provided that the meeting will not take place after more than one (1) week from the date demanding such meeting.

(c)	A Special Meeting as aforesaid will take place, insofar as possible, in the same fashion as a General Meeting convened by the Board.

23.4.	Agenda

23.4.1.	The agenda at a Special Meeting will be set by the Board; in addition, matters shall be included on the agenda of a General Meeting as follows: (i) if the Special Meeting is convened upon demand as specified in sub-Article 23.3.1 above, those matters specified by the Directors or Shareholders who demanded that the Special Meeting be convened shall be included on the agenda; and (ii) one or more Shareholders holding at least one percent (1%) of the voting rights of the Company have the right to request the Board to include matters on the agenda of a General Meeting that will be convened in the future, provided that such matters are suitable, in accordance with the Companies Law and these Articles, to be included on the agenda of a General Meeting.

23.5.	Invitation to the General Meeting and the date for its delivery

23.5.1.	The form of invitation to a General Meeting

(a)	An invitation to a General Meeting shall include:

(i)	the place and the day and hour of the meeting;

(ii)	The agenda and a general description of the matters on the agenda;

(iii)	The aforesaid will be as determined by the Board, unless provisions with respect thereto are set forth in the Regulations and/or in any other applicable laws, regulations or rules.

23.5.2.	Delivery of an invitation to a General Meeting

The Company shall deliver to each of its Shareholders who are entitled to attend a General Meeting an invitation at least seven (7) days prior to the date set for such General Meeting, provided the invitation is not delivered more than forty five (45) days prior to the time of convening such meeting. If all the Shareholders entitled to attend a General Meeting agree so, a General Meeting may be convened even if invitations were not delivered or were delivered not within the required time hereinabove. Invitations to General Meetings shall be delivered in writing, through either registered mail, facsimile or email.

23.6.	Quorum

23.6.1.	No discussion shall be held in a General Meeting unless a quorum is present at the beginning of the meeting.

23.6.2.	No business shall be transacted at any General Meeting unless a quorum is present when the meeting proceeds to business. Two (2) or more Shareholders present in person or in proxy, together holding more than fifty percent (50%) of the voting rights of the Company (on an as-converted basis), among which is Fosun and Explore, shall constitute a quorum for all purposes.

23.6.3.	If a share is jointly owned, the joint owner’s name that appears first in the Shareholders’ Register may attend the General Meeting. If it does not attend, the joint owner whose name appears thereafter may attend the General Meeting, and so forth.

23.6.4.	A Shareholder voting by way of proxy shall be deemed present at the General Meeting if the proxy appointment shall be received by the Company prior to the beginning of the General Meeting.

23.6.5.	A Shareholder who is not entitled to vote at the General Meeting will not be deemed present at a General Meeting for the purposes of establishing a quorum.

23.6.6.	If a quorum is not present within one half hour of the time specified for the commencement of the General Meeting, the General Meeting will be adjourned for one (1) week to the same day, the same hour and the same place, or to a later date if so specified in the notice of the General Meeting. If a quorum is not present within one half hour from the time set for commencing the adjourned General Meeting, the General Meeting will take place regardless of whether a quorum is present.

23.7.	Validity Notwithstanding Defect

23.7.1.	Subject to any applicable law, a resolution adopted by the General Meeting shall be valid and have full force and effect notwithstanding any immaterial defect in the notice, invitation, convening, procedure or conduct of the General Meeting in which it was adopted.

23.7.2.	With respect to a defect in the time, place or manner in which a General Meeting was convened, a Shareholder who arrived at that General Meeting despite the defect shall not petition the court for the cancellation of a resolution adopted at such General Meeting.

23.8.	The Chairperson of the Meeting

23.8.1.	The chairperson, if any, of the Board or any other Director nominated by the Board, shall preside as chairperson at every General Meeting of the Company. In the event there is no such chairperson or if at any meeting he is not present within thirty (30) minutes after the time appointed for holding the meeting or is unwilling to act as chairperson, the Shareholders present shall elect one (1) of them to be chairperson.

23.8.2.	The chairperson of the General Meeting will not have an additional or casting vote.

23.9.	Adjourning the General Meeting

23.9.1.	A General Meeting at which a quorum is present may adjourn the meeting to another time or place to be specified.

23.9.2.	At an adjourned General Meeting, the only matters to be discussed will be those matters on the agenda of the General Meeting with respect to which no resolutions have been adopted in the preceding General Meeting.

23.9.3.	In the event the General Meeting is adjourned for more than twenty-one (21) days, the Company shall provide notices of the adjourned General Meeting in the same manner required hereunder for the convening of a General Meeting.

23.9.4.	If at the adjourned General Meeting a quorum is not present within one half hour from the time set for the commencement of the meeting, the General Meeting will take place regardless of the number or aggregate voting power of the Shareholders present.

23.10.	Voting at the General Meeting

23.10.1.	Persons entitled to vote at the General Meeting

(a)	Subject to the provisions of the Companies Law and these Articles, a Shareholder entitled to participate in a General Meeting may vote at that General Meeting.

(b)	With respect to voting for jointly owned shares, the joint owner whose name first appears in the Shareholders’ Register will be entitled to vote; if it is not present, the joint owner appearing thereafter who attends the meeting may vote, and so forth.

23.11.	Voting at the General Meeting

23.11.1.	Every resolution put to the vote at a meeting shall be decided by a count of votes, in which a Majority of votes cast are in favor of the adoption of the resolution.

23.11.2.	Subject to special rights, conditions, privileges and/or restrictions which may be attached to a specific class of shares, every Shareholder, present in person or by proxy shall have one vote for each Share held by such Shareholder of record, with respect to every resolution, without regard to whether the vote thereon is conducted by a show of hands, by written ballot or by any other means. A proxy need not be a Shareholder of the Company.

23.11.3.	Subject to the provisions of Article 25, all resolutions at a General Meeting will be adopted by a count of votes, in which a Majority of votes cast are in favor of the adoption of the resolution.

23.11.4.	A Shareholder may vote at a General Meeting in person or by proxy, with respect to each share held by it, which entitles it to vote. A shareholder who is entitled to participate and vote at a General Meeting in respect of more than one share may vote on a resolution in one direction (in favor of, against, or abstain) in respect of any part of its shares, and on the same resolution, in other directions in respect of any other part or parts of its shares.

23.11.5.	The announcement of the chairperson of the meeting that a resolution has been adopted or rejected, unanimously or by a certain majority, will be prima facie proof thereof, without proof of the number or proportion of the votes recorded in favor of or against such resolution.

23.12.	Holding General Meetings by Telecommunications

23.12.1.	General Meetings may be held by any means of telecommunications, including video or telephone conference, provided that all of the Shareholders participating may hear each other simultaneously.

23.12.2.	All participants in a meeting by telecommunications shall be deemed present at the General Meeting.

23.13.	Adopting a Resolution without Meeting

23.13.1.	Resolutions may be adopted without convening a meeting, providing that all of the Shareholders entitled to participate in and vote at the meeting have agreed thereto.

23.13.2.	A resolution in writing signed by all members of the Company then entitled to attend and vote at General Meetings or to which all such members have given their written consent in writing shall be deemed to have been unanimously adopted by a General Meeting duly convened and held. Any such resolution may consist of several counterparts of like form and signed or consented to as aforementioned by one or more Shareholders.

23.14.	Minutes of a General Meeting

23.14.1.	The Company will prepare, at the chairperson’s responsibility, minutes of the proceedings at a General Meeting; these minutes shall be signed by the chairperson of the General Meeting.

23.14.2.	Minutes signed by the chairperson of the General Meeting will be deemed prima facie proof of their content.

23.14.3.	A Shareholder may review the Shareholders’ Register of the minutes of the General Meeting and receive, upon its request, copies of such minutes.

24.	The Board of Directors

24.1.	The duties and authorities of the Board will be as provided in the law and in these Articles.

24.2.	The number of members of the Board will be no less than one (1) and no more than six (6).

24.3.	The directors of the Company will be appointed, dismissed and replaced as follows:

24.3.1.	for as long as the Founders hold in the aggregate, at least ten percent (10%) of the Company’s issued and outstanding share capital on an as-converted basis two (2) directors may be appointed, dismissed and replaced by the majority of the Founders (each, a “Founder Director”, and collectively, the “Founders Directors”); to the extent that the aggregate holdings of the Founders fall below ten percent (10%) of the Company’s issued and outstanding share capital on an as-converted basis, they shall only be entitled to appoint, dismiss and replace one (1) director for so long as the Founders hold in the aggregate at least five percent (5%) of the Company’s issued and outstanding share capital on an as-converted basis; to the extent that the aggregate holdings of the Founders fall below five percent (5%) of the Company’s issued and outstanding share capital on an as-converted basis, and a Founder still serves as an executive of the Company, such Founder shall serve as a director ex-officio, and, in the event that more than one Founder serves as an executive of the Company, then one (1) of the Founders that serves as an executive may be appointed, dismissed and replaced by the majority of the Founders;

24.3.2.	for as long as Explore holds at least five percent (5%) of the Company’s issued and outstanding share capital on an as-converted basis one (1) director may be appointed, dismissed and replaced by Explore (the “Explore Director”);

24.3.3.	for as long as Fosun holds at least five percent (5%) of the Company’s issued and outstanding share capital on an as-converted basis, one (1) director may be appointed, dismissed and replaced by Fosun (the “Fosun Director”);

24.3.4.	for as long as Connecticut Innovations, Incorporated holds at least five percent (5%) of the Company’s issued and outstanding share capital on an as-converted basis, one (1) director may be appointed, dismissed and replaced by Connecticut Innovations, Incorporated; and

24.3.5.	one (1) director shall be an industry expert, to be appointed, dismissed and replaced by the majority of the Directors then serving on the Board.

24.3.6.	The appointment of any director, and the dismissal or replacement of any such director, shall be by written notice given to the Company by the appointing Shareholder(s), and shall become valid and effective upon the day on which said written notice was received by the Company, or upon such later date as may be noted in the notice, without the need for any other corporate procedure or action.

24.4.	Subsidiaries’ Boards. The size and composition of the board of directors of each subsidiary of the Company shall be equivalent to that of the Company as set forth in this Article, and accordingly the rights of the persons and entities to appoint directors to the Board as set forth in this Article, shall also apply to the appointment of directors to each subsidiary.

24.5.	For as long as either Fosun or Explore holds at least five percent (5%) of the Company’s issued share capital on a fully diluted basis, and for as long as CII holds at least 1.75% of the issued and outstanding share capital of the Company on an as-converted basis, each of Fosun, Explore and CII, as applicable, shall have the right to designate one (1) non-voting observer to the Board (an “Observer”). An Observer shall be entitled to attend and participate in all meetings of the Board, as well as the board of directors of each wholly owned subsidiary of the Company (a “Sub-Board”), and each committee thereof (whether in person, by telephone or otherwise) in a non-voting, observer capacity. Each Observer shall: (a) receive notice of all meetings (both regular and special) of the Board and/or a Sub-Board and/or each committee thereof (such notice to be delivered at substantially the same time as notice is given to the members of the Board and/or a Sub-Board and/or each committee thereof); (b) be entitled to attend (or, in the case of telephone meetings, monitor) all such meetings; (c) receive all notices, information and reports which are furnished to the members of the Board and/or a Sub-Board and/or each committee thereof, at substantially the same time and in substantially the same manner as the same is furnished to such members; and (d) receive concurrently with the members of the Board and/or a Sub-Board and/or each committee thereof final, approved copies of the minutes of all applicable meetings. If the Board and/or a Sub-Board and/or each committee thereof proposes to take any action by written consent in lieu of a meeting, the Company will provide to the Observer a copy of such consent, to be delivered prior to the earlier of the adoption of such consent or the effective date thereof, provided however that an Observer may be excluded from meetings to the extent necessary to preserve attorney-client privilege with respect to pending or threatened litigation or in meetings in which his presence is deemed by the Board or a Sub-Board, as applicable, to create a material conflict of interest. The Observer shall abide by the policies of the Board or a Sub-Board, as applicable, and shall execute a standard non-disclosure agreement to protect the Company’s confidential information in reasonable form provided by the Company.

24.6.	A Legal Entity as a Director

24.6.1.	A legal entity may serve as a Director.

24.6.2.	A legal entity serving as a Director will appoint an individual qualified to serve as a Director to act on its behalf, and may replace him/her subject to his/her obligations to the Company.

24.6.3.	The appointment and/or replacement of an individual as aforesaid shall be effected by written notice to the Company signed by those persons authorized to sign on behalf of the appointing legal entity.

24.6.4.	The name of the individual will be recorded in the Directors’ registry as the person serving on behalf of the appointing legal entity.

24.6.5.	The obligations of a Director will apply to the individual serving on behalf of the appointing legal entity, as well as to the legal entity Director who appointed him/her.

24.7.	The Expiration of the Term of a Director

The term of office of a Director shall expire in any of the following instances, ipso facto, and any other instance provided under the Companies Law:

24.7.1.	If he/she resigns his/her office by notice in writing to the Company. Such resignation shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later;

24.7.2.	Upon his/her death, or by reason of mental disorder or unsound mind, or if he/she becomes legally incompetent, or if he/she becomes bankrupt, or if the Director is a company, upon its winding-up;

24.7.3.	If pursuant to any provision of the Companies Law he/she is prohibited from being a Director;

24.7.4.	If the shareholders who have appointed him/her cease, to be entitled to appoint the number of directors appointed by them (pursuant to these Articles), and, if such nominating shareholders have not informed the Company within forty-eight (48) hours of the time when they cease to be entitled, as aforesaid, as to the name(s) of the director(s) who shall cease to hold office as a result thereof, then all of the directors appointed by such shareholders shall cease to hold office.

24.7.5.	In the event of one or more vacancies on the Board, the continuing Directors may continue to act in every matter, in any number whatsoever

24.8.	Alternate Director

24.8.1.	Subject to the Companies Law, a Director may, by written notice to the Company, appoint an alternate for himself (in these Articles referred to as “Alternate Director”), remove such Alternate Director and appoint another Alternate Director in place of any Alternate Director appointed by him whose office has been vacated for any reason whatsoever. Unless the appointing Director, by the instrument appointing an Alternate Director or by written notice to the Company, limits such appointment to a specified period of time or restricts it to a specified meeting or action of the Board, or otherwise restricts its scope, the appointment shall be for an indefinite period, and for all purposes. Unless the appointing Director, by the instrument appointing an Alternate Director or by written notice to the Company, limits such appointment to a specified period of time or restricts it to a specified meeting or action of the Board, or otherwise restricts its scope, the appointment shall be for an indefinite period, and for all purposes.

24.8.2.	Any notice given to the Company pursuant to sub-Article 24.7.1 shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.

24.8.3.	Subject to the Companies Law, an Alternate Director shall have all the rights and obligations of the Director who appointed him, provided, however, that he may not in turn appoint an alternate for himself (unless the instrument appointing him otherwise expressly provides), and provided further that an Alternate Director shall have no standing at any meeting of the Board or any committee thereof while the Director who appointed him is present.

24.8.4.	Anyone who is not qualified to be appointed as a Director pursuant to the Companies Law may not be appointed and may not serve as an Alternate Director. A Director may appoint another serving Director or an existing Alternate Director as his Alternate Director, in accordance with the Companies Law.

24.8.5.	Subject to the Companies Law, an Alternate Director shall alone be responsible for his own acts and defaults, and he shall not be deemed the agent of the Director(s) who appointed him.

24.8.6.	The office of an Alternate Director shall be vacated under the circumstances, mutatis mutandis, set forth in Article 24.6, and such office shall ipso facto be vacated if the Director who appointed such Alternate Director ceases to be a Director.

24.8.7.	Notwithstanding the aforesaid, an alternate Director will not be entitled to participate and vote at a meeting of the Board in which the Director who appointed him participates.

24.9.	Remuneration of Directors. No Director shall be paid any remuneration by the Company for his services as a Director other than as approved pursuant to the Companies Law. Subject to the Companies Law, the Board may determine that the Company shall reimburse Directors for all such reasonable traveling, including hotel and incidental expenses as they may incur in attending meetings of the Board, or of committees of the Board, or General Meetings, or which they may otherwise properly incur in connection with and during the course of performing its duties as a member of the Board.

Any Director who by request of the Board performs special services or goes or resides abroad for any purposes of the Company may be paid such extra expenses and/or remuneration by way of salary, consulting fee, percentage of profits or otherwise as the Board may determine, and subject to the provisions of these Articles and the Companies Law.

24.10.	Personal Interest

All transactions and actions relating to the Company’s business in which a Director or other Officer in the Company has a personal interest shall be approved in accordance with the provisions of the Companies Law, and provided such transaction or action does not prejudice the interests of the Company.

24.11.	Powers of Directors

24.11.1.	Subject to the provisions of the Companies Law, the determination of the Company’s policies, strategies and directions as well as the control over the business of the Company and over the General Manager or Chief Executive Officer of the Company shall be vested with the Board, which may exercise all such powers and do all such acts and things as the Company is authorized to exercise and do, and are not hereby or by law required to be exercised or done by the Company in General Meeting.

24.11.2.	The Board may from time to time, in its discretion, cause the Company to borrow or secure the payment of any sum or sums of money for the purposes of the Company, and may secure or provide for the repayment of such sum or sums in such manner, at such times and upon such terms and conditions in all respects as it thinks fit, and, in particular, by the issuance of bonds, debentures (including perpetual or redeemable), debenture stock, or any mortgages, charges, pledges or other securities on the undertaking or on the whole or any part of the property of the Company, both present and future, including its uncalled or called but unpaid capital for the time being.

24.11.3.	The Board may, from time to time, set aside any amount(s) out of the profits of the Company as a reserve or reserves for any purpose(s) which the Board, in its absolute discretion, shall think fit, and may invest any sum so set aside in any manner and from time to time deal with and vary such investments, and dispose of all or any part thereof, and employ any such reserve or any part thereof in the business of the Company without being bound to keep the same separate from other assets of the Company, and may subdivide or re-designate any reserve or cancel the same or apply the funds therein for another purpose, all as the Board may from time to time think fit.

24.12.	The Chairperson of the Board

24.12.1.	The Board may appoint a chairperson of the Board from amongst its members.

24.12.2.	The chairperson of the Board shall conduct the meetings of the Board and sign the minutes of the meeting.

24.12.3.	In the absence of the chairperson from a meeting of the Board or if the Board has not appointed a chairperson or if a chairperson was appointed and is not present, the Board will appoint, at the beginning of the meeting, one of its members to conduct the meeting and sign the minutes of the meeting.

24.12.4.	The chairperson will not have an additional or casting vote.

24.13.	Meetings of the Board

24.13.1.	Convening meetings of the Board and their location

(a)	Subject to the provisions of the Companies Law and these Articles the Board will convene meetings as dictated by the needs of the Company.

(b)	The Board may meet and adjourn its meetings and otherwise regulate such meetings and proceedings as the Directors think fit. Subject to all of the other provisions of these Articles concerning meetings of the Board, the Board may meet by telephone conference or video conference or similar communications equipment call so long as each Director participating in such call can hear, and be heard by, each other Director participating in such call and participation in such manner shall constitute a presence in person at such meeting.

(c)	Each meeting of the Board shall be held in the State of Israel, unless the Board otherwise resolves. If a meeting of the Board shall take place outside of Israel, the Company will bear travel and other reasonable expenses of the Directors incurred due to their participation in the meeting.

(d)	The chairperson of the Board may convene a meeting of the Board at any time.

(e)	The chairperson of the Board shall convene a meeting of the Board without delay upon the demand of any one Director.

24.13.2.	The Agenda at Board Meetings

(a)	The agenda of the meetings of the Board shall be specified by the chairperson of the Board and will include all of the following:

(b)	Matters specified by the chairperson of the Board, if any;

(c)	Any matter which a Director or the General Manager has requested that the chairperson of the Board include in the agenda of that meeting, within a reasonable time prior to the scheduled meeting of the Board;

(d)	A matter for the discussion and/or resolution of which a Director has requested to convene a meeting of the Board.

24.13.3.	Notices of Meetings of the Board

(a)	Notice of the meeting of the Board shall be given to each Director orally or in writing, a reasonable time prior to the time of the meeting but not less than twenty four (24) hours prior to that meeting; provided, however, that if the chairperson of the Board has decided that it is necessary to convene an urgent meeting of the Board, even shorter advance notice may be given as determined by the chairperson of the Board.

(b)	The time and place at which the meeting will be convened will be specified in the notice in reasonable detail, in addition to the items on the agenda of said meeting.

(c)	Notice of the meeting of the Board shall be given to each Director, orally, by writing, by facsimile, by email or otherwise, at the last address (or number) provided by him/her to the Company. A Director shall be entitled to waive a prior notice requirement. The attendance of a Director at a meeting of the Board shall itself constitute a waiver.

(d)	Notwithstanding the aforesaid, with the consent of all of the Directors, a meeting of the Board may be convened without any advance notice.

(e)	At the meeting of the Board, only matters specified on the agenda will be discussed, unless all of the Directors are present at the meeting and have agreed to discuss a matter not on the agenda.

24.13.4.	Quorum

(a)	The quorum required to commence a meeting of the Board shall be a majority of the members of the Board then serving, provided that the Explore Director and the Fosun Director are present (unless they are otherwise presented under the Companies Law from participating in the meeting).

(b)	No discussion shall be held at a meeting of the Board unless at the beginning of the meeting a quorum is present.

(c)	If within one-half hour from the time set for commencing the meeting of the Board, a quorum is not present, the meeting will be adjourned to the following day at the same place and at the same time. If at such adjourned meeting of the Board a quorum is not present within a half an hour from the time set for commencing said adjourned meeting, the meeting may be held, and resolutions may be adopted, regardless of the number of participants. No business shall be transacted at any adjourned meeting except business that might lawfully have been transacted at the meeting as originally called.

24.13.5.	Adjourning a Meeting of the Board

(a)	At a meeting of the Board in which a quorum is present, the Board may resolve to adjourn the meeting to another time. At an adjourned meeting as aforesaid, only those items which were on the agenda for the original meeting but with respect to which no resolution was adopted, may be discussed.

(b)	If a meeting of the Board is adjourned, the Company shall notify all of those Directors who were not present at such meeting, of the adjournment.

(c)	In the event that a meeting of the Board has been adjourned as aforesaid for more than seven (7) days, the Company will notify all of the Directors of the adjourned meeting.

24.13.6.	Voting and the Adoption of Resolutions at Meetings of the Board

(a)	Each Director shall have one (1) vote.

(b)	Subject to the provisions of Article 25 resolutions of the Board shall be deemed adopted if approved by a majority of the Directors present when such resolution is put to a vote and voting thereon.

24.13.7.	Minutes of the Board

(a)	The Company shall prepare minutes of all of the procedures of the Board; these minutes shall be signed by the Director who managed the meeting.

(b)	Minutes approved and signed by the Director who managed the meeting shall be prima facie proof of the contents thereof, without proof of the number or proportion of the votes recorded in favor of or against such resolution.

24.13.8.	Holding Meetings of the Board by Telecommunications

(a)	The Board may hold meetings by any means of telecommunications, including video or telephone conference, provided that all of the Directors participating may hear each other simultaneously.

(b)	All participants in a meeting by telecommunications shall be deemed present at the meeting of the Board.

24.13.9.	Adopting a Resolution of the Board without Meeting

(a)	The Board may adopt resolutions without convening a meeting, providing that all of the Directors, entitled to participate in the meeting and to vote on the issue brought for resolution, have agreed not to convene for discussion on such issue.

(b)	Resolution in writing signed by all members of the Board then entitled to attend and vote at Board meetings or to which all such members have given their written in writing shall be deemed to have been unanimously adopted by a the Board duly convened and held. Any such resolution may consist of several counterparts of like form and signed or consented to as aforementioned by one or more directors.

24.13.10.	Validity Notwithstanding Defect

Subject to any applicable law, a resolution adopted by the Board shall be valid and have full force and effect notwithstanding any defect in the notice, convening, procedure or conduct of the meeting in which it was adopted.

25.	Restrictive Provisions

25.1.	Notwithstanding anything to the contrary in these Articles, until a QIPO, the following acts of the Company shall require the prior approval of: (i) the Majority A Holders, voting together as a single class, if the matter is brought before the Shareholders; or (ii) four (4) out of the five (5) members of the Board (including the Fosun Director, provided Fosun has a Director on the Board), if the matter is brought before the Board, provided that if the matter is brought before the Board and Fosun no longer has a Director on the Board, the matter shall be brought before the Shareholders. For the purposes of this Article 25, ‘Company’ shall mean the Company and any of its subsidiaries:

(a)	any amendment, alteration or change of the rights, preferences or privileges or power of, or the restrictions provided for the benefit of, the Preferred A Shares;

(b)	any action that authorizes, creates or issues any class of the Company’s Securities having preferences superior to or on a parity with the Preferred A Shares;

(c)	any action that reclassifies any outstanding shares into shares having preferences or priority as to dividends or assets superior to or on a parity with the preference of the Preferred A Shares;

(d)	any issuance or sale of equity or debt security or warrant, option or other right to purchase any equity or debt security of the Company (in a single transaction or a series related transactions, with the exception of any shares issued pursuant to the employee share option plan or upon conversion of Preferred Shares or the Ordinary A Shares);

(e)	any repurchase or redemption of any equity securities of the Company held directly or indirectly by the Founders;

(f)	any action that results in any merger, consolidation, or other corporate reorganization, or any transaction or series of transactions in which in excess of fifty percent (50%) of the Company’s voting power is transferred or in which all or substantially all of the assets of the Company are sold, or all or substantially all of the intellectual properties are licensed, unless any of the foregoing yield to the holders of Preferred A Shares, an amount per each Preferred A Share held by them, which is at least three times (3X) the applicable Original Issue Price for such Preferred A Share in the transactions contemplated hereunder;

(g)	any change to these Articles or other charter documents of the Company;

(h)	any resolution relating to dissolution, liquidation or winding up of the Company;

(i)	the declaration or payment of dividend or distribution on any shares of the Company;

(j)	enter into any of the transactions involving an amount in excess of US$300,000, including but not limited to any indebtedness, monthly expense outside the annual budget, purchase or disposal of business or assets, extension by the Company of any loan or guarantee for indebtedness (either in a transaction or series related transactions), all except if made in the ordinary course of business of the Company;

(k)	enter into any joint venture or partnership other than any strategic alliance not involving any equity or equity-related investment;

(l)	any action that results in the increase or decrease of the authorized size of the Board, or changes the manner in which the Directors are appointed;

(m)	any material change in the business plan or annual budget of the Company (including any change of the name of the Company or cease any business undertaking of the Company);

(n)	any action that results in the material change of the accounting and financial policies of the Company; or any action that results in appointment or change of auditors of the Company;

(o)	any transaction or series of transactions between the Company and any Company’s shareholder, director, officer or employee or any affiliate of a shareholder or any of its officers, directors, or shareholders other than approved by the budget or in the ordinary course of business of the Company;

(p)	the appointment or replacement of the Chief Executive Officer of the Company;

(q)	cease to conduct or carry on its business substantially as now conducted by the Company, change of any material part of its business;

(r)	sale, offer, issuance, sponsor, creation, or distribution of any token, coin, blockchain product or other equivalents (however designated) directly or indirectly, including through a pre-sale, initial offering, token distribution event or crowd funding (including but not limited to in the name of the Company, its directors, or any key employee; whether through contractual arrangement or otherwise; whether or not through use of the name or brand of the Company);

(s)	effecting any of the foregoing, as applicable, with respect to any direct or indirect subsidiary; or

(t)	agreement or commitment to do any of the foregoing.

25.2.	The provisions of Article 25.1 notwithstanding, following the Last Deferred Closing Date (as defined in the 2019 SPA), to the extent that any of the above listed actions and/or matters are made or taken in the framework of a bona fide financing round of the Company in which the price per share is higher than the price per Preferred A Share paid by the investors in the framework of the 2019 SPA, and solely to the extent such actions are necessary for the consummation of such financing round, the Majority consent of the holders of the Preferred Shares and the Ordinary A Shares (voting together as a single class), or the approval of four (4) out of five (5) Directors, as applicable, shall suffice (i.e. the specific consent of Fosun or the Fosun Director, as applicable, shall not be required).

25.3.	For the avoidance of doubt, (i) no amendment or waiver in respect of Fosun’s specific named rights hereunder, nor (ii) any amendment to these Articles that adversely and disproportionately affects Fosun shall be permitted without the affirmative approval of Fosun (it being clarified that the creation of a new class of shares and/or the creation of Company securities having rights equal to or superior to the Preferred A Shares, and/or an amendment of the Articles that is applied proportionally to the other Shareholders, shall not by itself be deemed an adverse change for the purposes of this subsection (ii)).

26.	The Chief Executive Officer

26.1.	Subject to Article 25 the Board (i) may appoint, dismiss and replace a chief executive officer of the Company (“CEO”); (ii) shall decide the terms of the CEO’s employment (provided that if the CEO is also a Director, the approval of the terms of his/her employment shall require the same procedure as approval of the terms of service of a Director).

26.2.	The CEO shall be entitled to appoint and to dismiss additional office holders of the Company and the CEO shall such authorities as set forth under the Companies Law; provided that the Board may assume any authority otherwise given to the CEO, for a specific purpose or for a specific period of time.

27.	Auditor; Accounts and Records; Information Rights

27.1.	The Company will appoint a certified accountant to be the Company’s auditor. The Company may appoint several Auditors to conduct the audit jointly. The appointment, authorities, rights and duties of the auditor(s) of the Company, shall be regulated by applicable law, provided, however, that in exercising its authority to fix the remuneration of the auditor(s), the Shareholders in General Meeting may, act (and in the absence of any action in connection therewith shall be deemed to have so acted), to authorize the Board to fix such remuneration subject to such criteria or standards, if any, as may be provided in such General Meeting, and if no such criteria or standards are so provided, such remuneration shall be fixed by the Board in its discretion in an amount commensurate with the volume and nature of the services rendered by such auditor(s).

27.2.	An Auditor will be appointed at each Annual Meeting and will serve in his position until the end of the following Annual Meeting, or until a later time determined by the General Meeting, provided that an Auditor shall serve no longer than until the end of the third Annual Meeting after the Annual Meeting in which he was appointed. An Auditor who has completed a period of appointment as aforesaid may be reappointed.

27.3.	Subject to the Companies Law, at least once in every fiscal year the accounts of the Company shall be audited and the correctness of the profit and loss account and balance sheet certified by one or more duly qualified auditors.

28.	Signatory Rights and Stamp of the Company

28.1.	The Board will determine the stamp and/or seal of the Company.

28.2.	The Board will designate the persons authorized to sign on behalf of the Company and the form of signature.

29.	Dividends and Bonus Shares

29.1.	Subject to the provisions of the Companies Law, the Board may distribute dividends and/or issue bonus shares.

29.2.	A Shareholder shall be entitled to receive only such dividends and/or bonus shares as the Company may resolve to distribute, if any.

29.3.	The distribution of dividends and the issuance of bonus shares shall be within the authority of the Board.

29.4.	Subject to the dividend preference rights set forth in Article 8.2.3, dividends and/or bonus shares distributed by the Company will be distributed pro rata to the par value of each share.

29.5.	The Shareholders entitled to a dividend and/or bonus shares, as the case may be, shall be those Shareholders who are Shareholders at the time of the adoption of the resolution to distribute such dividend or bonus shares, or at such later date as may be provided in such resolution (the “Ex-Dividend Date”).

29.6.	Where a share with respect to which a dividend is to be distributed is jointly owned, any dividend distributed by the Company with respect to such jointly-owned share will be paid to that joint owner whose name appears first in the Share Registry.

29.7.	In the event that bonus shares are distributed, the Company shall convert to share capital, by resolution of the Board, a portion of its profits and/or premium paid to it on shares and/or from any other source included in its equity in accordance with the latest Financial Statements, an amount equal to the par value of the bonus shares.

29.8.	As part of any resolution with respect to the distribution of Bonus Shares, the Board will empower a person to sign the allotment agreement of Bonus Shares on behalf of the Shareholders.

30.	Notices to Shareholders

30.1.	Notices to shareholders and other documents delivered to the Shareholders registered in the Shareholders Register (the “Notices”) shall be delivered to such Shareholders personally, by registered mail, facsimile transmission, or by e-mail address, to the address recorded in the Shareholders Register.

30.2.	A Notice delivered personally shall be deemed received by the Shareholder upon its delivery. A Notice sent by facsimile transmission or by email shall be deemed received by the Shareholder on the Business Day following the day on which it was sent. A Notice sent by mail shall be deemed received by a Shareholder whose address is in Israel three (3) days after its delivery or, if the address of a Shareholder is outside of Israel, within seven (7) days after the Notice is delivered to a post office in Israel.

30.3.	If a Shareholder has no registered address and has not supplied to the Company an address for the giving of notices to it, a notice addressed to it at its last known address shall be deemed to be duly given to it according to these Articles. If no known address exists - such a Shareholder shall not be entitled to receive any notice from the Company.

30.4.	If notice is received, it shall be deemed to have been duly served when received, notwithstanding that it is defectively addressed or that it fails to comply with the above provisions.

30.5.	The notice provisions above will apply also with respect to Notice to a Director, mutatis mutandis.

******************************